Exhibit 10.29

EXECUTION VERSION

[***] CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

EXCLUSIVE LICENSE AGREEMENT

THIS EXCLUSIVE LICENSE AGREEMENT (this “Agreement”) is entered into as of December 3, 2014 (the “Execution Date”), between Juno Therapeutics, Inc., a Delaware corporation (“Juno”), having a place of business at 307 Westlake Ave. N, Suite 300, Seattle, Washington 98109, and Opus Bio, Inc., a Delaware corporation (“Opus”), having a place of business at 537 Steamboat Road, Suite 200, Greenwich, CT 06830.

WHEREAS, Opus has rights in and to the Licensed IP Rights (as defined below); and

WHEREAS, Juno desires to obtain an exclusive license under Opus’s rights in and to the Licensed IP Rights on the terms and conditions set forth below;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereby agree as follows:

1. DEFINITIONS

For purposes of this Agreement, the terms defined in this Section 1 shall have the respective meanings set forth below:

1.1 “Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person. A Person shall be regarded as in control of another Person if it owns, or directly or indirectly controls, at least fifty percent (50%) of the voting stock or other ownership interest of the other Person, or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other Person by any means whatsoever. The following entities shall be excluded from the definition of Opus Affiliates: Biomark Capital Fund IV GP LLC and Biomark Capital Fund IV LP and their respective portfolio companies (together, the “Excluded Affiliates”).

1.2 “Applicable Equity Milestone Amount” means (i) in the case of Milestone #1, [***], (ii) in the case of Milestone #2, [***] and (iii) in the case of Milestone #3, [***].

1.3 “Applicable Equity Milestone Shares” means, (a) in respect of any Milestone occurring on or after the date on which the IPO is consummated, a number of shares of Common Stock equal to (i) the Applicable Equity Milestone Amount for such Milestone divided by (ii) the greater of (A) the arithmetic average of the 30 VWAPs in the applicable Observation Period and (B) the VWAP Floor, or (b) in respect of any Milestone occurring before the date on which the IPO is consummated, at Opus’s option (1) cash in an amount equal to the Applicable Equity Milestone Amount for such Milestone, or (2) a number of shares of Juno’s senior-most class of capital stock equal to (x) the Applicable Equity Milestone Amount for such Milestone divided by (y) the greater of (A) the fair market value of one share of such senior-most class of capital stock as determined in good faith by the board of directors of Juno; provided, however, that if such senior-most class of capital stock is Series B Preferred Stock, the per share fair market value shall be $2.73, subject to adjustment in the event of a stock split, reverse split, or combination and (B) the VWAP Floor.

1.4 “BLA” means a Biologic License Application, or similar application for marketing approval of a Product submitted to the FDA or EMA, or a foreign equivalent.

1.5 “Business Day” is any weekday that is not a day on which banking institutions in New York City are authorized or obligated to close.

1.6 “CD-22” means the transmembrane protein with Genebank accession no. NM_001771, deposited on Sept. 13, 2007 http://www.ncbi.nlm.nih.gov/nuccore/NM_001771, and any variants, isoforms, mutants or derivatives of such protein.

1.7 “Change of Control” means, with respect to a party, the occurrence of any of the following events: (i) the acquisition by any Third Party (or a group of Third Parties acting in concert), whether in a single transaction or a series of related transactions, of beneficial ownership of securities of such party representing more than fifty percent (50%) of the combined voting power of such party’s then outstanding securities entitled to vote generally in the election of directors, provided that (A) such party’s current stockholders shall not be deemed to be acting in concert by virtue of their current or future ownership of such party’s securities or rights as security holders (including rights to nominate members of such party’s board of directors) and (B) Third Parties who purchase such party’s securities in future financing transactions, including a public offering, shall not be deemed to be acting in concert by virtue of purchasing the same securities and collectively negotiating, or receiving, their rights as security holders in such financing transactions; or (ii) the consummation of a merger (including any reverse merger or other similar transaction or series of transactions) or consolidation of such party with a Third Party, which results in such party’s voting securities outstanding as immediately prior thereto representing (either by remaining outstanding or by being converted into voting securities of the surviving or another entity) fifty percent (50%) or less of the combined voting power of the voting securities of, as applicable, such party or such surviving or other entity which are outstanding as immediately after such merger or consolidation, or (iii) the bona fide sale, transfer, exclusive license, or other disposition, whether in a single transaction or series of related transactions, by such party to a Third Party of all or substantially all the assets of such party related to this Agreement. Notwithstanding anything in the foregoing to the contrary, the IPO shall not be deemed a Change of Control.

1.8 “Commercially Reasonable Efforts” means [***].

[***] CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

1.9 “Common Stock” shall have the meaning in Section 1.23.

1.10 “Competent Authority(ies)” means, collectively, (a) the governmental entities in each country or supranational organization that are responsible for the regulation of any Product, including the granting of Registrations (including the FDA and the EMA), or (b) any other applicable regulatory or administrative agency in any country or supranational organization that is comparable to, or a counterpart of, the foregoing.

1.11 “[***]” means [***].

1.12 “Confidential Information” means all secret, confidential or proprietary information or data, whether provided in written, oral, graphic, video, computer or other form, provided by one party (the “Disclosing Party”) to the other party (the “Receiving Party”) pursuant to this Agreement or generated pursuant to this Agreement, including information relating to the Disclosing Party’s existing or proposed research, development efforts, patent applications, business or products and any other materials that have not been made available by the Disclosing Party to the general public. The terms of this Agreement shall be deemed Confidential Information of both Parties.

1.13 “Consent” shall have the meaning in Section 2.5.3.

1.14 “Control” means the possession by a party, or any of its Affiliates, (whether by ownership or license, other than pursuant to this Agreement) of the ability to grant to the other party access, a license, or a sublicense (as applicable) to the applicable patent, patent application, know-how, or other intellectual property on the terms and conditions set forth herein (a) without violating the terms of any agreement or other arrangement with any Third Party and (b) without being required to make any additional payments or royalties to a Third Party in connection with such access, license, or sublicense grants, unless the other party agrees to pay the additional payments or royalties to the Third Party (including, in the case of Juno, pursuant to Section 4.6).

1.15 “Conversion Shares” means shares of Common Stock, if any, reserved by Juno for issuance upon conversion of any Juno Shares that constitute a series of preferred stock.

1.16 “CRADA” means that certain Cooperative Research and Development Agreement for Intramural-PHS Clinical Research between Neomune, Inc. and the National Cancer Institute, dated September 12, 2012, as amended, numbered CRADA 02821.

[***] CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

1.17 “Effective Date” shall have the meaning in Section 10.1.

1.18 “EMA” means the European Medicines Agency of the European Union, or the successor thereto.

1.19 “FDA” means the Food and Drug Administration of the United States, or the successor thereto.

1.20 “First Commercial Sale” means, with respect to any Product, the initial transfer by or on behalf of Juno, its Affiliates or its sublicensees of any Product in exchange for cash or some equivalent to which value can be assigned for the purpose of determining Net Sales.

1.21 “IND” means an Investigational New Drug application, or similar application to commence human clinical testing of a Product submitted to the FDA, or its foreign equivalent.

1.22 “Indication” means a specific disease, disorder or condition which is recognized by the applicable Competent Authorities in a given country or jurisdiction as a separate disease, disorder or condition. For the avoidance of doubt, each type of blood cancer, including each type of leukemia, lymphoma, or myeloma, including Non-Hodgkins Lymphoma (“NHL”), Acute Myeloid Leukemia (“AML”), Chronic Myeloid Leukemia (“CML”), Acute Lymphocytic Leukemia (“ALL”), Chronic Lymphocytic Leukemia (“CLL”), will be deemed separate Indications. For the purposes of this Agreement, all subcategories of any such disease, disorder or condition (e.g., refractory, frontline, stage III,, stage IV, adult, or pediatric) will be treated as the same Indication.

1.23 “IPO” means Juno’s initial public offering of its common stock, $0.0001 par value per share (“Common Stock”), registered under the Securities Act.

1.24 “Juno’s Standard Net Sales Definition” shall have substantially the same meaning as follows: with respect to any Product, the gross sales price of such Product invoiced by Juno, its Affiliates or its sublicensees to customers who are not Affiliates or sublicensees (except for any Affiliates or sublicensees who are the end users of such Product) less, to the extent actually paid or accrued by Juno, its Affiliates or sublicensees (as applicable) and actually separately identified on an invoice or other documentation, (a) credits, allowances, discounts and rebates to, and chargebacks from the account of, such customers for nonconforming, damaged, out-dated and returned Product; (b) freight and insurance costs incurred by Juno, its Affiliates or sublicensees (as applicable) in transporting such Product to such customers; (c) cash, quantity and trade discounts, rebates and other price reductions for such Product given to such customers under price reduction programs; (d) sales, use, value-added and other direct taxes incurred on the sale of such Product to such customers; (e) customs duties, tariffs, surcharges and other governmental charges incurred in exporting or importing such Product to such customers; and (f) a reasonable allowance for uncollectible or bad debts determined in accordance with generally accepted accounting principles. Net Sales shall not include any amounts for Products (i) utilized in any clinical trial, or (ii) provided without charge for compassionate use, if any. For clarity, Net Sales shall not include sales by

Juno, its Affiliates and sublicensees to Juno, its Affiliates and sublicensees for resale, provided that, if any of such Persons sells Product to another such Person for resale, Net Sales shall include the amount received by such other Person from Third Parties on the resale of such Product.

1.25 “Juno Shares” means the Applicable Equity Milestone Shares and the shares of Juno’s capital stock issued pursuant to the Stock Purchase Agreement.

1.26 “Licensed Field of Use” means (a) with respect to rights sublicensed by Opus to Juno hereunder pursuant to Opus In-License defined in Section 1.35(a), the treatment of B cell malignancies that express CD22 on their cell surface using chimeric antigen receptors which contain the [***] antibody binding fragments; (b) with respect to rights sublicensed by Opus to Juno hereunder pursuant to Opus In-License defined in Section 1.35(b), the treatment of B cell malignancies that express CD22 on their cell surface using chimeric antigen receptors which contain the [***] antibody binding fragments; and (c) with respect to rights sublicensed by Opus to Juno hereunder pursuant to Opus In-License defined in Section 1.35(c), the field of use described in clause (a) or (b) of this Section 1.26, as applicable. If the applicable Opus In-License is amended to expand the applicable field of use, then the Licensed Field of Use shall automatically be commensurately expanded.

1.27 “Licensed IP Rights” means, collectively, the Licensed Patent Rights and the Licensed Know-How.

1.28 “Licensed Know-How” means all CRADA Data (as defined in the CRADA), if any, Controlled by Opus or Neomune, Inc., or any of such Person’s Affiliates, pursuant to the CRADA that are necessary or useful for Juno to make, use, develop, sell or seek regulatory approval to market a composition, or to practice any method or process, at any time claimed or disclosed in any issued patent or pending patent application within the Licensed Patent Rights.

1.29 “Licensed Patent Rights” means the patents and patent applications Controlled by Opus or Neomune, Inc., or any of such Person’s Affiliates, pursuant to the NIH Patent Licenses, including, to the extent so Controlled, (a) the patents and patent applications listed on Exhibit A, (b) all divisions, continuations, continuations-in-part, that claim priority to, or common priority with, the patent applications described in clause (a) or the patent applications that resulted in the patents described in clause (a), and (c) all patents that have issued or in the future issue from any of the foregoing patent applications, including utility, supplemental protection certificates, model and design patents and certificates of invention, together with any reissues, renewals, extensions or additions thereto.

1.30 “Market Disruption Event” means the occurrence or existence on any Scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any U.S. options contracts or U.S. futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time within the 30 minutes prior to the closing time of the relevant exchange on such day.

1.31 “[***]” shall have the meaning in Section 2.2.1.

[***] CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

1.32 “Net Sales” means the total gross receipts for sales of Products by or on behalf of Juno or its sublicensees, and from leasing, renting, or otherwise making the Products available to others without sale or other dispositions, whether invoiced or not, less returns and allowances, packing costs, insurance costs, freight out, taxes or excise duties imposed on the transaction (if separately invoiced), and wholesaler and cash discounts in amounts customary in the trade to the extent actually granted. No deductions shall be made for commissions paid to individuals, whether they are with independent sales agencies or regularly employed by Juno, or sublicensees, and on its payroll, or for the cost of collections. If the NIH Patent Licenses are amended to incorporate Juno’s Standard Net Sales Definition, this Agreement shall be amended to use such Net Sales Definition.

1.33 “NIH Agreement” shall have the meaning in Section 3.3.7.

1.34 “Observation Period” means in respect of any Milestone, the 30 consecutive Trading Days ending on the date on which the applicable Milestone was first achieved.

1.35 “Opus In-License(s)” means each of the following agreements (as modified, amended or restated as of the Execution Date or hereafter): (a) that certain Patent License Agreement between the National Institutes of Health (“NIH”) and Neomune, Inc. dated June 25, 2013 with the License Number L-106-2013; (b) that Patent License Agreement between the NIH and Neomune, Inc. dated June 25, 2013 with the License Number L-107-2013 (collectively, the Patent License Agreements under clauses (a) and (b), the “NIH Patent Licenses”); and (c) the CRADA.

1.36 “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

1.37 “Phase I Clinical Trial” means a human clinical trial in any country that is intended to gain evidence of the safety and tolerability of, and information regarding pharmacokinetics and potential pharmacological activity for, a Product, as described in 21 CFR § 312.21(a), or its foreign equivalent.

1.38 “Phase II Clinical Trial” means a human clinical trial in any country that is intended to initially evaluate the effectiveness of a Product for a particular indication or indications in patients with the disease or indication under study or would otherwise satisfy requirements of 21 CFR 312.21(b), or its foreign equivalent.

1.39 “Phase III Clinical Trial” means a pivotal clinical trial in humans in any country that is intended to gain evidence with statistical significance of the efficacy of a Product in a target population, and to obtain expanded evidence of safety for such Product that is needed to evaluate the overall benefit-risk relationship of such Product, to form the basis for approval of a BLA or other regulatory approval and to provide an adequate basis for physician labeling, as described in 21 CFR § 312.21(c), or its foreign equivalent.

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1.40 “Principal Market” means the NASDAQ Stock Market (“NASDAQ”), or if the Common Stock is not listed on the NASDAQ, then as reported by the New York Stock Exchange or the principal other national or regional securities exchange on which the shares of the Common Stock are then traded or, if the Common Stock is not listed or approved for trading on the New York Stock Exchange or another national or regional securities exchange, on the principal market on which shares of the Common Stock are then traded.

1.41 “Product(s)” means any product that (a) incorporates or uses the Technology, or any modification, improvement or next generation version of the Technology, and (b) in the course of manufacture, use, sale, offer for sale, or importation, would be within the scope of one or more claims of the Licensed Patent Rights or that otherwise uses or incorporates the Licensed Know-How.

1.42 “Program Costs” means all costs and expenses incurred by Opus and its Affiliates with respect to the research, development, manufacture, marketing, or other commercialization of the Products during the period between termination and exercise of such option (including any costs paid by Opus to Juno pursuant to Section 10.5.5). Program Costs will include all out-of-pockets costs, time of scientific, technical, or other personnel (which may be billed on a full-time-equivalent basis at Opus’ and its Affiliates’ normal full-time-equivalent rate, taking into account the reasonable costs of employment of personnel, including salaries and benefits), and reasonable overhead and indirect costs allocated to the Products, all determined in accordance with generally accepted accounting principles in the United States.

1.43 “Prosecution and Maintenance” means, with respect to any patent or patent application, the preparing, filing, prosecuting and maintenance of such patent or application, as well as post grant reviews, inter partes reviews, re-examinations, reissues, requests for patent term extensions and the like with respect to such patents, together with the conduct of interferences, the defense of oppositions and other similar proceedings with respect thereto; and “Prosecute and Maintain” has the correlative meaning.

1.44 “Registration(s)” means any and all permits, licenses, authorizations, registrations or regulatory approvals (including INDs, BLAs, and other Regulatory Approvals) required and/or granted by any Competent Authority as a prerequisite to the development, manufacturing, packaging, marketing and selling of any product, including any separate pricing or reimbursement approvals that may be legally required in order to sell the product in a particular country.

1.45 “Regulatory Approval” means all approvals, licenses, registrations, or authorizations (including BLAs) of the applicable Competent Authorities in a country necessary for the marketing and sale of a Product in such country, including any separate pricing or reimbursement approvals that may be legally required.

1.46 “Reverse Split” has the meaning set forth in Section 4.2.1.

1.47 “Royalty Term” means, with respect to each Product in each country, the longest of (a) the term for which a Valid Claim remains in effect and would be infringed by such Product in such country but for the license granted by this Agreement, or (b) the period of regulatory data protection or market exclusivity or similar regulatory protection granted by a Competent Authority for such Product in such country (including any such periods listed in the FDA’s Orange Book or Purple Book, periods under national implementations of Article 10(1)(a)(iii) of Directive 2001/EC/83, and any international equivalents and including any periods of orphan drug exclusivity).

1.48 “Securities Act” means the Securities Act of 1933, as amended.

1.49 “Series B Preferred Stock” means Series B Preferred Stock, par value $0.0001 per share, of Juno.

1.50 “Serious Adverse Drug Experience” means any of an “adverse drug experience,” a “life-threatening adverse drug experience,” a “serious adverse drug experience,” or an “unexpected adverse drug experience,” as those terms are defined at either 21 C.F.R. § 312.32 or 21 C.F.R. § 314.80 or relevant foreign regulation within the Territory.

1.51 “Stock Purchase Agreement” shall mean that Stock Purchase Agreement, dated as of the Execution Date, by and between Juno and Opus, a copy of which is attached as Exhibit C.

1.52 “Technology” means any engineered T-cell that is directed against CD-22 (either alone or directed against CD-22 and another target or targets, including a bi-specific).

1.53 “Territory” means worldwide.

1.54 “Third Party” means any Person other than Opus, Juno and their respective Affiliates.

1.55 “Third Party IP Holder” shall have the meaning in Section 3.3.7.

1.56 “Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in the Common Stock generally occurs on the Principal Market. If the Common Stock is not so listed or traded, “Trading Day” shall have the same meaning as Business Day.

1.57 “Valid Claim” means (a) a claim (including a process, use, or composition of matter claim) of an issued and unexpired patent included within the Licensed Patent Rights or (b) a claim (including a process, use, or composition of matter claim) of a pending patent application included within the Licensed Patent Rights that has not been pending for more than ten (10) years from the earliest filing date to which such claim or the applicable patent application is entitled to claim priority, in each case under clause (a) or (b) which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and that which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.

1.58 “VWAP” means the dollar volume-weighted average price for the Common Stock on the Principal Market during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg through its “Volume at Price” function. If VWAP cannot be calculated for such security on such date, the VWAP of the Common Stock on such date shall be the fair market value as determined in good faith by the board of directors of Juno. All such determinations shall be appropriately adjusted for any share dividend, share split or other similar transaction during such period.

1.59 “VWAP Floor” means $2.73, subject to adjustment in the event of a stock split, reverse split, or combination. For avoidance of doubt, following the Reverse Split, the “VWAP Floor” shall be adjusted in accordance with the Reverse Split. For example, if the Reverse Split combines each four shares of Common Stock and each series of Preferred Stock into one share of Common Stock and each series of Preferred Stock, respectively, then the “VWAP Floor” would be $10.92.

2. REPRESENTATIONS AND WARRANTIES; COVENANTS

2.1 Mutual Representations and Warranties. Each party hereby represents and warrants to the other party, as of the Execution Date, as follows:

2.1.1 Such party is a corporation duly organized, validly existing and in good standing under the laws of the state in which it is incorporated.

2.1.2 Such party (a) has the corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder, and (b) has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such party, and constitutes a legal, valid, binding obligation, enforceable against such party in accordance with its terms.

2.1.3 Except for the consents described in Section 2.5, all necessary consents, approvals and authorizations of all governmental authorities and other Persons required to be obtained by such party in connection with this Agreement have been obtained.

2.1.4 The execution and delivery of this Agreement and the performance of such party’s obligations hereunder (a) do not conflict with or violate any requirement of applicable laws or regulations, and (b) do not conflict with, or constitute a default under, any contractual obligation of it.

2.2 Opus Representations and Warranties. Opus hereby represents and warrants to Juno, as of the Execution Date, as follows:

2.2.1 Opus (a) is the exclusive licensee of the Licensed Patent Rights for the Field and, subject to Section 3.4, has not granted to any Third Party any license or other interest in the Licensed IP Rights that would be inconsistent with the rights granted to Juno under this Agreement; (b) [***] there is no Third Party patent, patent application or other intellectual property rights (including, without limitation, ownership rights) that would be infringed or otherwise violated by practicing any process or method or by making, using or selling any composition which is claimed or disclosed in the Licensed Patent Rights or which constitutes Licensed Know-How; and (c) is not aware of any infringement or misappropriation by a Third Party of the Licensed IP Rights. The foregoing representation and warranty excludes any representation and warranty regarding intellectual property rights solely covering that certain [***].

2.2.2 Subject to Section 2.5, Opus has the right to grant the licenses to the Licensed IP Rights granted to Juno hereunder, subject to the terms and conditions set forth herein (including the retained rights set forth in Section 3.4).

2.2.3 Opus has provided Juno with complete and correct copies of all Opus In-Licenses, and there have been no modifications, amendments or restatements other than as provided to Juno prior to the Execution Date. The Opus In-Licenses are in full force and effect in accordance with their terms. After giving effect to this Agreement, there exist no breaches, defaults or events by Opus or Neomune, Inc., or any of such Person’s Affiliates, which would (with the giving of notice, the passage of time or both) give rise to a breach, default or other right to terminate or modify any Opus In-License. Opus has not transferred or granted, and Opus shall not transfer or grant, to any Third Party any license or other interest in the Opus In-Licenses that would be inconsistent with the rights granted to Juno under this Agreement.

2.2.4 The Licensed IP Rights include all of the patent, know-how, data and other intellectual property rights that Opus or any of its Affiliates Controls that are necessary or useful to research, develop, make, use, sell, offer for sale or import the Technology, excluding the [***]. Following the Effective Date, Opus shall use [***] to [***].

2.2.5 Neither Opus nor Neomune, Inc., nor any of such Person’s Affiliates, has assigned or granted any right or license to the Technology or Licensed IP Rights to any Excluded Affiliate. Opus is a Delaware corporation formerly known as Lentigen Corporation. Lentigen Corporation’s name was changed

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to Lenvec Holdings Inc. on August 1, 2014, and to Opus Bio, Inc. on August 12, 2014. Neomune, Inc. is a wholly owned subsidiary of Opus. Opus has or will merge Neomune, Inc. into Opus on or about the date hereof. Biomark Capital Fund IV LP is the owner of greater than fifty percent (50%) of the voting stock of Opus.

2.2.6 Opus understands that the Juno Shares and the Conversion Shares, have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Opus’ representations as expressed herein or otherwise made pursuant hereto.

2.2.7 Opus is acquiring the Juno Shares, and the Conversion Shares, for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and that Opus has no present intention of selling, granting any participation in, or otherwise distributing the same. Opus further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to any of the Juno Shares or the Conversion Shares. Opus further represents and acknowledges that it became interested in acquiring the Juno Shares and the Conversion Shares as a result of a substantive, pre-existing relationship with Juno and direct contact with Juno and its agents outside of Juno’s efforts with respect to the IPO, that such interest did not arise by means of either (i) any registration statement filed by Juno with the Securities and Exchange Commission (including the Registration Statement on Form S-1 (Registration No. 333-200293), as amended) or (ii) any other general solicitation or any other means inconsistent with the availability of an exemption from registration under Section 4(a)(2) of the Securities Act, and that Opus was not contacted in connection with the marketing of the IPO and did not independently contact Juno as a result of a general solicitation by means of any registration statement filed by Juno with the Securities and Exchange Commission.

2.2.8 Opus has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to Juno and acknowledges that Opus can protect its own interests. Opus has such knowledge and experience in financial and business matters so that Opus is capable of evaluating the merits and risks of its investment in Juno.

2.2.9 Opus understands and acknowledges that Juno has a limited financial and operating history and that an investment in Juno is highly speculative and involves substantial risks. Opus can bear the economic risk of its investment and is able, without impairing its financial condition, to hold the Juno Shares and the Conversion Shares for an indefinite period of time and to suffer a complete loss of its commitment.

2.2.10 Opus has had an opportunity to ask questions of, and receive answers from, the officers of Juno concerning this Agreement, the exhibits and schedules attached hereto and thereto and the transactions contemplated by the Agreement, as well as Juno’s business, management and financial affairs, which questions were answered to its satisfaction. Opus believes that it has received all the information it considers necessary or appropriate for deciding whether to purchase the Juno Shares and the Conversion Shares. Opus understands that such discussions, as well as any information issued by Juno, were intended to describe certain aspects of Juno’s business and prospects, but were not necessarily a thorough or exhaustive description. Opus acknowledges that any business plans prepared by Juno have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results. Opus also acknowledges that it is relying solely on its own counsel and not on any statements or representations of Juno or its agents for legal advice with respect to this investment or the transactions contemplated by this Agreement. The foregoing, however, does not limit or modify the representations and warranties of Juno in Section 3 of the Stock Purchase Agreement and elsewhere in this Agreement or the right of Opus to rely thereon.

2.2.11 Opus is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission under the Securities Act and shall submit to Juno such further assurances of such status as may be reasonably requested by Juno.

2.2.12 Opus acknowledges that the Juno Shares and the Conversion Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Opus is aware of the provisions of Rule 144 promulgated under the Securities Act which permit resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the availability of certain current public information about Juno; the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold; the number of shares being sold during any three-month period not exceeding specified limitations; the sale being effected through a “brokers’ transaction,” a transaction directly with a “market maker” or a “riskless principal transaction” (as those terms are defined in the Securities Act or the Exchange Act and the rules and regulations promulgated thereunder); and the filing of a Form 144 notice, if applicable. Opus acknowledges and understands that notwithstanding any obligation under any agreement between Juno and certain of its shareholders, Juno may not be satisfying the current public information requirement of Rule 144 at the time Opus wishes to sell the Juno Shares or the Conversion Shares, and that, in such event, Opus may be precluded from selling such securities under Rule 144, even if the other applicable requirements of Rule 144 have been satisfied. Opus acknowledges that, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Juno Shares or the underlying Common Stock. Opus understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

2.2.13 Opus understands and acknowledges that no public market now exists for any of the securities issued by Juno and that Juno has made no assurances that a public market will ever exist for Juno’s securities.

2.2.14 Opus has not engaged any brokers, finders or agents, and neither Juno nor Opus has, nor will, incur, directly or indirectly, as a result of any action taken by Opus, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Agreements.

2.2.15 Opus has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such matters, Opus relies solely on such advisors and not on any statements or representations of Juno or any of its agents, written or oral. Opus understands that it (and not Juno) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

2.2.16 If Opus is (or, as a result of the exercise of its purchase of Juno Shares hereunder, will become) a beneficial owner of 20% or more of Juno’s outstanding voting securities, calculated on the basis of voting power, Opus affirms that none of (i) Opus, (ii) any of its directors, officers (as defined under Rule 16a-1 promulgated under the Exchange Act), other officers that may serve as a director or officer of Juno, general partners or managing members, nor (iii) any beneficial owner of Opus which is (or, as a result of the exercise of its purchase of Juno Shares hereunder, will become) a 20% beneficial owner of the voting securities of Juno (in accordance with Rule 506(d) of the Securities Act) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act (“Disqualification Events”), except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed reasonably in advance of the Closing in writing in reasonable detail to Juno.

2.3 Juno Representations and Warranties. Juno hereby represents and warrants to Opus, as of the Execution Date, as follows:

2.3.1 Juno (i) is not excluded, debarred or suspended by any Competent Authority, or otherwise ineligible to participate in federal health care programs such as Medicare or Medicaid or in federal procurement and non-procurement programs, including those produced by the U.S. General Services Administration; or (ii) is not the subject of exclusion, debarment or suspension proceedings by a Competent Authority or has not been convicted pursuant to Section 306 of the United States Federal Food, Drug and Cosmetic Act, as amended (or similar sanction of a Competent Authority outside the United States).

2.3.2 Juno has the ability and the resources, including financial resources, necessary to carry out its obligations under this Agreement.

2.4 Juno Covenants. Juno hereby covenants to Opus as follows:

2.4.1 In the course of the development, manufacture, and commercialization of Products under this Agreement, Juno will not use any employee, agent or independent contractor who has been (i) excluded, debarred or suspended by any Competent Authority, or is otherwise ineligible to participate in federal health care programs such as Medicare or Medicaid or in federal procurement and non-procurement programs, including those produced by the U.S. General Services Administration; or (ii) is the subject of exclusion, debarment or suspension proceedings by a Competent Authority or has been convicted pursuant to Section 306 of the United States Federal Food, Drug and Cosmetic Act, as amended (or similar sanction of a Competent Authority outside the United States).

2.4.2 Juno agrees to conduct development, manufacture, commercialization, and other activities under this Agreement in a good scientific manner and in compliance in all material respects with applicable law.

2.5 Consents.

2.5.1 The parties acknowledge that the NIH must provide consent to any sublicense under each of the NIH Patent Licenses. Promptly following the Execution Date, Opus will use reasonable efforts to obtain such consent from the NIH under both NIH Patent Licenses.

2.5.2 The parties acknowledge that, as of the Execution Date, no CRADA Data is Controlled by Opus or Neomune, Inc., or any of such Person’s Affiliates, pursuant to the CRADA. Promptly following the Execution Date, Opus will use [***] to amend the CRADA (or otherwise obtain consent) to permit Opus to grant Juno access and a sublicense to the CRADA Data under the terms of this Agreement and to permit Juno, its Affiliates and sublicensees to exercise the rights granted to Opus or Neomune, Inc., or any of such Person’s Affiliates, pursuant to such CRADA. At a minimum, such amendment or written consent under the CRADA shall include (a) access to and a copy of any IND that is the subject of the CRADA, (b) access to any and all source data (including but not limited to DMF, CMC, batch records and clinical data) and (c) authority and ability to cross-reference IND and other related Master Files used with the FDA.

2.5.3 The “Consent” shall mean, collectively, (a) the written consent from the NIH for the grant of sublicenses under both NIH Patent Licenses, including agreement from the NIH providing for a direct license from the NIH to Juno in case any of the NIH Patent Licenses are terminated, and (b) the written amendment to or written consent under the CRADA to separate the activities under the CRADA that are exclusively related to CD-22 into a new independent cooperative research and development agreement between Juno and the National Cancer Institute on terms materially consistent with the CRADA.

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2.6 Disclaimer. Juno understands that the Products are the subject of ongoing research and development and that Opus cannot assure the safety or usefulness of the Products. In addition, Opus makes no warranties except as set forth in this Article 2 concerning the Licensed IP Rights.

2.7 No Other Representations or Warranties. EXCEPT AS EXPRESSLY STATED IN THIS ARTICLE 2, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, IS MADE OR GIVEN BY OR ON BEHALF OF OPUS. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, ALL REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED.

3. LICENSE GRANT

3.1 Licensed IP Rights. Subject to the terms and conditions of this Agreement (including Section 3.4), effective as of the Effective Date, Opus hereby grants to Juno an exclusive license (with the right to grant and authorize sublicenses pursuant to Section 3.2) under the Licensed IP Rights in the Territory to conduct research and to develop, make and have made, to use and have used, to sell and have sold, to offer to sell, to import and to otherwise exploit any Products in the Licensed Field of Use. If at any time during the term of this Agreement, Opus, or any of its Affiliates, Controls any patent, know-how, data or other intellectual property rights that are necessary or useful to research, develop, make, use, sell, offer for sale, import or otherwise exploit the Technology (other than [***]) pursuant to Section 2.2.4), then such rights shall automatically be included in the Licensed IP Rights.

3.2 Sublicensing. The license granted pursuant to Section 3.1 is sublicensable by Juno to any Affiliates or Third Parties; provided that any such sublicense must comply with the following conditions:

3.2.1 Any sublicense must comply with the requirements of the Opus In-Licenses.

3.2.2 Juno may grant sublicenses through multiple tiers but only pursuant to a written sublicense agreement with the sublicensee. Opus must receive written notice as soon as practicable following execution of any such sublicenses. Any further sublicenses granted by any sublicensees (to the extent permitted hereunder) must comply with the provisions of this Section 3.2 to the same extent as if Juno granted such sublicense directly.

3.2.3 In each sublicense agreement, the sublicensee must be required to comply with the terms and conditions of this Agreement to the same extent as Juno has agreed and must acknowledge that Opus is an express third party beneficiary of such terms and conditions under such sublicense agreement.

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3.2.4 The official language of any sublicense agreement shall be English.

3.2.5 Within [***] after entering into a sublicense, Opus must receive a copy of the sublicense written in the English language for Opus’ records and to share with the NIH. The copy of the sublicense may be redacted to exclude confidential information of the applicable sublicensee, but such copy shall not be redacted to the extent that it impairs Opus’ (or the NIH’s) ability to ensure compliance with this Agreement; provided that, if NIH requires a complete, unredacted copy of the sublicense, Juno shall provide such complete, unredacted copy.

3.2.6 Juno’s execution of a sublicense agreement will not relieve Juno of any of its obligations under this Agreement. Juno is and shall remain primarily liable to Opus for all of Juno’s duties and obligations contained in this Agreement and for any act or omission of an Affiliate or sublicensee that would be a breach of this Agreement if performed or omitted by Juno, and Juno will be deemed to be in breach of this Agreement as a result of such act or omission.

3.3 Opus In-Licenses.

3.3.1 Juno acknowledges that the Licensed IP Rights are licensed to Opus pursuant to the Opus In-Licenses and will be sublicensed to Juno hereunder. In addition to the obligations set forth herein, Juno expressly agrees to be bound by and comply with all applicable provisions of the Opus In-Licenses to the extent such provisions apply to Juno’s, its Affiliates and its sublicensees’ exploitation of Licensed IP Rights under this Agreement as a sublicensee, including those terms of the NIH Patent Licenses set forth on Exhibit B. Juno agrees to submit and to require its Affiliates and sublicensees to timely submit or pay (as the case may be) to Opus (or as otherwise directed by Opus) all reports, including development and diligence reports, that a sublicensee is required to submit pursuant to the Opus In-Licenses and all payments that Juno has agreed to make as set forth in Section 4.6, in each case, to the extent such reports or payments are triggered by or otherwise result from Juno’s, its Affiliates and its sublicensees’ exploitation of Licensed IP Rights under this Agreement. Unless otherwise agreed, with respect to any reporting and payment obligations under the Opus In-Licenses, Juno (or its Affiliates and sublicensees) shall provide the required reports and payments to Opus at least ten (10) days prior to the date that any related report or payment is due to NIH as required by the applicable Opus In-License.

3.3.2 Opus promptly shall provide Juno with copies of all notices and other deliveries received from the NIH under the NIH Patent Licenses. Without the prior express written consent of Juno, Opus shall not modify or waive any provision of any Opus In-License that could reasonably affect Juno’s rights hereunder and shall not terminate any Opus In-License or take any action or refrain from taking any action that could result in a termination of any Opus In-License.

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3.3.3 If either NIH Patent License is terminated for any reason during the term of this Agreement, the sublicense hereunder with respect to such NIH Patent License will convert to a license directly between Juno and the NIH.

3.3.4 To the extent there is any conflict between this Agreement and any Opus In-Licenses in respect of Juno’s rights in the Licensed IP Rights, then, if the conflicting provision of the relevant Opus In-License is more restrictive to Juno’s rights, such conflicting provision of the relevant Opus In-License shall supersede this Agreement as it applies to Juno’s rights in the Licensed IP Rights.

3.3.5 Without limiting the foregoing, Juno understands that (a) Opus’ rights to the CRADA Data under the CRADA are not exclusive; and (b) if and when such rights are sublicensable to Juno, the exclusive license granted to Juno in Section 3.1 with respect to the Licensed Know-How will be exclusive as between Opus and Juno, but will not be exclusive as between Juno and Third Parties.

3.3.6 Juno acknowledges and agrees that the Opus In-Licenses constitute Confidential Information of Opus to be held in confidence in accordance with the terms of Section 8.

3.3.7 Opus agrees to cooperate in good faith with Juno and shall use [***] to assist Juno in facilitating and obtaining a written agreement with the NIH that would include the following (the “NIH Agreement”): (a) amendments to the NIH Patent Licenses in order to consolidate the two license agreements into one license agreement, or otherwise making reasonable modifications to diligence obligations such that the diligence obligations for one Product would satisfy diligence obligations for both agreements, and that any delays in achieving the diligence obligations that occur while the NIH is conducting clinical trials for the Product will be tolled, (b) transferring the IND for the Product to Juno, (c) replacing the Net Sales definition in the NIH Patent Licenses with Juno’s Standard Net Sales Definition and (d) a representation from the NIH that [***].

3.4 Retained Rights. Except for the rights and licenses specified in Section 3.1, no license or other rights are granted to Juno under any intellectual property of Opus, whether by implication, estoppel, or otherwise and whether such intellectual property is subordinate, dominant, or otherwise useful for the practice of the Licensed IP Rights. Notwithstanding anything to the contrary in this Agreement, the licenses granted to Juno pursuant to Section 3.1 and this Agreement are (a) subject to any retained rights of the other

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parties to the Opus In-Licenses; and (b) subject any and all rights granted by Opus to the National Cancer Institute under the CRADA, including any rights under Sections 7.1 and 10.6 thereof; and Opus retains any and all rights under the Licensed IP Rights necessary for Opus to perform its obligations under the CRADA, including supplying materials thereunder.

3.5 Delivery and Technical Assistance. Within [***] after the Effective Date, Opus will deliver (and will cause its personnel to deliver) to Juno a copy of all information in Opus’ possession (in the form then existing) relating to the Licensed IP Rights, including: (a) regulatory submissions, (b) clinical trial protocols, (c) communications with the Competent Authorities (including the minutes of any meetings), and (d) trial master files, including case report forms. Juno shall reimburse Opus for any reasonable documented out-of-pocket costs (such as copying costs) actually incurred by Opus in complying with this Section 3.5. For a period of [***] following the Effective Date, Opus shall provide such technical assistance to Juno as Juno reasonably requests regarding the Licensed IP Rights, Products or Technology, including, if agreed by the parties, providing to Juno all or part of Opus’s inventory of GMP and non-GMP Technology.

3.6 Registrations. Opus acknowledges and agrees that Juno shall own all Registrations for Products in each country in the Territory. Additionally, Opus acknowledges and agrees that Juno shall have the right to conduct pre-clinical and clinical development activities.

3.7 Access to Manufacturers. Opus shall use [***] to assist Juno in Juno obtaining access directly from any suppliers of any source materials or components of any Product.

3.8 Exclusivity. During the term of this Agreement, and except pursuant to this Agreement, Opus shall not directly or indirectly (including through an Affiliate or assisting any Third Party) research, develop or commercialize a product that consists of the Technology.

4. FINANCIAL CONSIDERATIONS

4.1 License Fees. In partial consideration of Opus’ grant of the rights and licenses to Juno hereunder, Juno shall pay to Opus an upfront license fee of twenty million dollars ($20,000,000) within [***] Business Days following the Effective Date.

4.2 Equity.

4.2.1 Pursuant to, and subject to the conditions set forth in, the Stock Purchase Agreement, and as consideration of Opus’ grant of rights and licenses to Juno hereunder, Juno will issue 6,410,256 shares of its capital stock to Opus (as valued at $17,500,000). For the avoidance of doubt, it is acknowledged and agreed that if the Effective Date occurs before the date on which the IPO is consummated, Juno will deliver 2,747,253 shares of Juno’s Series B Preferred Stock and 3,663,003 shares of Common Stock, and if the Effective Date occurs on or after the date on which the IPO is consummated, Juno will deliver 6,410,256 shares of Common Stock. The parties agree and acknowledge that Juno is contemplating a reverse split of its Common Stock and Preferred Stock (the “Reverse Split”).

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If the issuance of stock contemplated by this Section 4.2 occurs after the effectiveness of the Reverse Split, the number of shares of Series B Preferred or Common Stock, as applicable, to be issued to Opus shall be adjusted in accordance with the Reverse Split. For example, if the Reverse Split combines each four shares of Common Stock and each series of Preferred Stock into one share of Common Stock and each series of Preferred Stock, respectively, then the total number of shares of Series B Preferred Stock and/or Common Stock to be issued to Opus under this Section 4.2 would be 1,602,564.

4.3 Opus understands and agrees that the securities issued by Juno in connection with the transactions contemplated hereby (including the Applicable Equity Milestone Shares) and the Stock Purchase Agreement (or any other securities issued in respect thereof up on any stock split, stock dividend, recapitalization, merger, consolidation or similar event), shall bear the following legend (in addition to any legend required by an agreement entered into in connection therewith or pursuant to applicable state securities laws:

4.3.1 “THE OFFER AND SALE OF THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECTED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AN ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

Furthermore, it shall be a condition to the issuance of any Juno securities pursuant to the Stock Purchase Agreement or hereto (including any Applicable Equity Milestone Shares) that Opus shall have executed the “market stand-off” agreement set forth on Exhibit D on or prior to the Effective Date.

4.4 Royalties.

4.4.1 Royalties will be payable hereunder on a country-by-country and Product-by-Product basis. During the applicable Royalty Term for a Product, subject to the terms and conditions of this Agreement, Juno shall pay to Opus royalties, with respect to each Product, equal to (a) [***] of annual Net Sales of such Product up to [***], (b) [***] of annual Net Sales of such Product that are over [***] but less than or equal to [***]; and (c) [***] of annual Net Sales of such Product that are over [***]. For clarity and notwithstanding anything to the contrary, no royalty shall be due or payable in connection with this Agreement for any Product that is not covered by a Valid Claim in the applicable country of manufacture, sale or use, or has market exclusivity as defined in the definition of Royalty Term. Only one royalty shall be owing for a Product regardless of how many Valid Claims cover such Product

4.5 Combination Products. If a Product is sold as part of a Combination Product (where “Combination Product” means any product(s) that comprises the Product and

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other active compounds, ingredients or components), then for purposes of the royalty payments under Section 4.4 for Net Sales of such Products, such Net Sales shall be determined by multiplying the Net Sales of the Combination Product (as defined in the standard Net Sales definition) by the fraction “[***],” where A is [***], and B is [***]. If the Product or the other product(s) of the Combination Product [***], then the Parties shall in good faith determine the value of the other product(s) contained in the Combination Product that is to be deducted from the Net Sales of the Combination Product in determining the Net Sales of the Product contained in the Combination Product. For clarity, a Product that consists of a single bi-specific CAR to two distinct targets shall not be considered a Combination Product solely because it is a bi-specific.

4.6 Pass Through Payment to NIH. Juno agrees to pay Opus all amounts owed by Opus under each NIH Patent License, other than (a) the sublicensing payments set forth in Section V of Appendix C of the NIH Patent Licenses and (b) any amounts payable by Opus to the NIH as a result of liabilities or other damages accrued (including any indemnification obligation) prior to the Effective Date, or claims arising from actions or omissions occurring prior to the Effective Date, but including royalties on sales of Juno’s, its Affiliates and its sublicensees’ Products or milestone payments triggered, whether in whole or in part, by the activities of Juno, its Affiliates or its sublicensees, all patent costs, annual minimums, and any other payments due under a NIH Patent License. Juno shall provide the required reports and payments to Opus at least [***] prior to the date that any related report or payment is due to NIH as required by the applicable Opus In-License. Opus shall remain responsible for all payments owing to the NIH for the sublicensing royalty set forth in Section V of Appendix C of the NIH Patent Licenses that is due on any consideration received by Opus from Juno under this Agreement.

4.7 Milestones. Juno shall pay to Opus the following milestone payments (or issue equity, as applicable) for a Product that is covered by a Valid Claim within [***] following the first achievement of the applicable milestone. The Applicable Equity Milestone Shares may be uncertificated and shall be registered in the name of Opus by Juno’s stock transfer agent. Each milestone payment shall only be due one time only:

Milestone Event	Milestone Payment
1. [***]	Applicable Equity Milestone Shares
2. [***]	Applicable Equity Milestone Shares
3. [***]	Applicable Equity Milestone Shares
4. [***]	[***]

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Milestone Event	Milestone Payment
5. [***]	[***]
6. [***]	[***]
7. [***]	[***]
8. [***]	[***]
9. [***]	[***]
10. [***]	[***]
11. [***]	[***]
12. [***]	[***]

Without limiting the foregoing, (a) in the event that Milestone #1 has not been paid at the time of achievement of Milestone #3, then Milestone #1 shall be due immediately, along with the payment of Milestone #3, and (b) in the event that Milestone #2 has not been paid at the time of achievement of Milestone #3, then Milestone #2 shall be due immediately [***], along with the payment of Milestone #3 and (c) to the extent that Milestone #10 has not been paid at the time of achievement of any of the other Milestones #4 through # 9, then, if the achievement of such other Milestone is for a Product that [***], then Milestone #10 shall be made in addition to the payment corresponding to the other milestone that has been achieved.

Until such time as Milestone #2 is reached, Juno shall use [***] to obtain reports from the NIH describing the progress made in connection with reaching Milestone #2 and shall promptly provide any such information received from the NIH to Opus.

If Opus is unable to secure the representation from the NIH as set forth in Section 3.3.7 (d) above, then to the extent Juno, its Affiliates, sublicensees, suppliers, manufacturers or collaborators (the “Juno Parties”) are required [***].

5. ROYALTY REPORTS AND ACCOUNTING

5.1 Royalty Reports. Within [***] days after the end of each [***] during the term of this Agreement following the First Commercial Sale of a Product, Juno shall furnish to Opus a [***] written report showing in reasonably specific detail (a) the calculation of Net Sales during such [***]; (b) the calculation of the royalties, if any, that shall have accrued based upon such Net Sales; (c) the withholding taxes, if any, deducted in accordance with Section 6.3 with respect to such sales; and (d) the exchange rates, if any, used in

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determining the amount of United States dollars in accordance with Section 6.2. With respect to sales of Products invoiced in United States dollars, the gross sales, Net Sales and royalties payable shall be expressed in United States dollars. With respect to Net Sales invoiced in a currency other than United States dollars all such amounts shall be expressed both in the currency in which the distribution is invoiced and in the United States dollar equivalent. For conversion of foreign currency to United States dollars, the conversion rate shall be the New York foreign exchange rate quoted in The Wall Street Journal on the day that the payment is due. Any loss of exchange, value, taxes, or other expenses incurred in the transfer or conversion to United States dollars shall be paid entirely by Juno.

5.2 Audits.

5.2.1 Upon the written request of Opus and not more than [***] in each [***], Juno shall permit an independent certified public accounting firm of nationally recognized standing selected by Opus and reasonably acceptable to Juno, at Opus’s expense, to have access at Juno’s facilities during normal business hours to such of the financial records of Juno as may be reasonably necessary to verify the accuracy of the royalty reports hereunder for the [***] immediately prior to the date of such request (other than records for which Opus has already conducted an audit under this Section).

5.2.2 If such accounting firm determines that additional royalties were owed under this Agreement during the audited period, Juno shall pay any undisputed royalties within [***] after the date Opus delivers to Juno such accounting firm’s written report containing such determinations. The fees and expenses charged by such accounting firm shall be paid by Opus; provided, however, if the audit determines that the royalties payable by Juno for such period are underpayment is more than [***] of the amount of the royalties actually paid for such period, then Juno shall pay the reasonable fees and expenses incurred by Opus for such audit.

5.2.3 Opus shall cause the accounting firm to retain all financial information subject to review under this Section 5.2 in confidence in accordance with Article 8; provided, however, that Juno shall have the right to require that such accounting firm, prior to conducting such audit, enter into a reasonable non-disclosure agreement with Juno regarding such financial information. The accounting firm shall disclose to Opus only whether the reports are correct or not in their determination and the amount of any alleged discrepancy. No other information shall be shared with Opus. Opus shall treat all such financial information as Juno’s Confidential Information.

6. PAYMENTS

6.1 Payment Terms. Royalties shown to have accrued by each royalty report provided for under Section 5 shall be due [***] such royalty report is due. Payment of royalties in whole or in part may be made in advance of such due date.

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6.2 Exchange Control. If at any time legal restrictions relating to the transfer of foreign currency out of a country prevent the prompt remittance of part or all royalties with respect to any country in the Territory where the Product is sold, Juno shall have the right, in its sole discretion, to make such payments by depositing the amount thereof in local currency to an account in Opus’ name and under Opus’ sole control in a bank or other depository institution in such country, which bank or other institution must be reasonable acceptable to Opus. If the royalty rate specified in this Agreement should exceed the permissible rate established in any country, the royalty rate for sales in such country shall be adjusted to the highest legally permissible or government-approved rate.

6.3 Withholding Taxes.

6.3.1 All payments hereunder will be made free and clear of, and without deduction or deferment in respect of, and Juno shall pay and be responsible for, and shall hold Opus harmless from and against, any taxes, duties, levies, fees, or charges, including sales, use, transfer, excise, import, and value added taxes (including any interest, penalties, or additional amounts imposed with respect thereto) but excluding withholding taxes to the extent provided in Section 6.3.2. At the request of Juno, Opus will give Juno such reasonable assistance, which will include the provision of documentation as may be required by the relevant tax authority, to enable Juno to pay and report and, as applicable, claim exemption from or reduction of, such tax, duty, levy, fee, or charge.

6.3.2 If any payment made by Juno hereunder becomes subject to withholding taxes with respect to Opus’ gross or net income under the laws of any jurisdiction, Juno will deduct and withhold the amount of such taxes for the account of Opus to the extent required by law and will pay the amounts of such taxes to the proper governmental authority in a timely manner and promptly transmit to Opus appropriate proof of payment of such withholding taxes. At the request of Opus, Juno will give Opus such reasonable assistance, which will include the provision of appropriate certificates of such deductions made together with other supporting documentation as may be required by the relevant tax authority, to enable Opus to claim exemption from or reduction of, or otherwise obtain repayment of, such withholding taxes, and will upon request provide such additional documentation from time to time as is reasonably required to confirm the payment of withholding tax.

7. RESEARCH AND DEVELOPMENT OBLIGATIONS

7.1 Research and Development Efforts. Juno shall use Commercially Reasonable Efforts to research, develop (including preclinical and human clinical trials), manufacture, market, and otherwise commercialize Products in the Territory, including using Commercially Reasonable Efforts to obtain Registrations for the Products. Without limiting the forgoing, this obligation shall include using Commercially Reasonable Efforts to obtain Regulatory Approval (a) in [***] and (b) in [***], if the scientific and regulatory data support development and commercialization of the Product in [***]. Upon obtaining a Regulatory Approval for the Product in a country, Juno shall use Commercially Reasonable Efforts to

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commence marketing and selling the Product in such country within [***] following receipt of such Regulatory Approval. Notwithstanding the foregoing, if Juno obtains Regulatory Approval in a country but delays marketing and selling the Product in such country as part of a phased roll-out or due to insufficient pricing or reimbursement approvals, then such delay shall be deemed not a failure to use Commercially Reasonable Efforts. Commencing with the full calendar year following the earlier of (a) achievement of the Satisfactory Outcomes (as defined below), or (b) [***], Juno shall spend at least two million five hundred thousand dollars ($2,500,000) during each full calendar year to research, develop (including preclinical and human clinical trials), manufacture, market, and otherwise commercialize Products in the Territory. “Satisfactory Outcomes” means that both (i) [***], and (ii) [***].

7.2 Additional Diligence Obligations. Without limiting the foregoing, Juno agrees to the following:

(a) Juno will develop Products in accordance with the Commercial Development Plans of each NIH Patent License, as such plans may be modified upon the agreement of Juno and Opus, and with the consent of the NIH in accordance with the applicable NIH Patent License.

(b) Any failure by Juno to comply with the timelines set forth on Exhibit E will be deemed to be a material breach of this Agreement, for which Opus may exercise its termination rights under Section 10.4, in addition to any other available remedies at law or in equity. The parties may amend the benchmarks set forth on Exhibit E upon mutual consent. Opus will not unreasonably withhold approval of any request of Juno to extend the time periods for the benchmarks if (i) the request is supported by a reasonable showing by Juno of diligence in its performance under the Commercial Development Plan and toward bringing the Products to the point of Practical Application (as defined in the NIH Patent License), and (ii) the NIH agrees to an extension of the applicable benchmarks under the applicable NIH Patent License. Upon receipt of such consent from the NIH, the benchmarks on Exhibit E shall be automatically and commensurately amended.

(c) Juno will amend the Commercial Development Plan and benchmarks described in this Section 7.2 at the request of the NIH, and to the extent required under the applicable Opus-In Licenses, to address any fields of use not specifically addressed in the plan originally submitted.

7.3 Reports. Within [***] following [***] of each calendar year during the term of this Agreement, Juno shall prepare and deliver to Opus a written summary report that shall describe (a) the research performed to date employing the Licensed IP Rights, (b) the progress of the development, and testing of Products in clinical trials, (c) the status of obtaining Registrations for the Products, and (d) such additional information with respect to Juno’s activities under this Agreement as is necessary for Opus to comply with the terms of Section 9.2 of the NIH Patent Licenses. Juno will notify Opus within [***] of the achievement of each benchmark set forth on Exhibit E.

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8. CONFIDENTIALITY

8.1 Confidentiality. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, each party agrees that, for the term of this Agreement and for [***] thereafter, such party shall keep Confidential Information of the Disclosing Party confidential and otherwise shall not disclose or use such Confidential Information for any purpose other than as provided for in this Agreement; provided that the obligations of this Section 8.1 shall not apply to the extent that the Receiving Party can demonstrate by competent written proof that the Confidential Information of the Disclosing Party:

8.1.1 was already known to the Receiving Party (other than under an obligation of confidentiality), at the time of disclosure by the Disclosing Party to the extent such Receiving Party has documentary evidence to that effect;

8.1.2 was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

8.1.3 became generally available to the public or otherwise part of the public domain after its disclosure or development, as the case may be, and other than through any act or omission of a party in breach of such party’s confidentiality obligations under this Agreement;

8.1.4 was subsequently lawfully disclosed to the Receiving Party by a Third Party who had no obligation to the Disclosing Party not to disclose such information to others;

8.1.5 was independently discovered or developed by or on behalf of the Receiving Party without the use of the Confidential Information belonging to the other party and the Receiving Party has documentary evidence to that effect; or

8.1.6 is approved for release by the Disclosing Party in writing.

8.2 Authorized Disclosure.

8.2.1 Each party may disclose Confidential Information belonging to the other party to the extent such disclosure is reasonably necessary in the following situations:

(a) prosecuting or defending litigation;

(b) in the case of Juno as the Receiving Party, filing or prosecuting patents and patent applications;

(c) in the case of Juno as the Receiving Party, regulatory filings with Competent Authorities for purposes of obtaining Registrations for Products;

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(d) complying with applicable laws and regulations, including regulations promulgated by securities exchanges;

(e) disclosure to its Affiliates and potential or actual sublicensees, and any of its and their directors, officers, employees, agents, partners, including limited partners, and independent contractors, and any bona fide potential or actual licensees or collaborators only on a need-to-know basis and solely as necessary in connection with the performance of, and exercise of rights under, this Agreement; provided that each Person receiving such Confidential Information must be bound by written obligations of confidentiality and non-use at least as restrictive in scope as those set forth in this Article 8 prior to any such disclosure; and

(f) disclosure of the material terms of this Agreement to any bona fide potential or actual investor, investment banker, acquirer, merger partner, or other potential or actual financial partner; provided that each Person receiving such Confidential Information must be bound by written obligations of confidentiality and non-use at least as restrictive in scope as those set forth in this Article 8 prior to any such disclosure.

8.2.2 Notwithstanding the foregoing, in the event a Receiving Party is required to make a disclosure of the Disclosing Party’s Confidential Information pursuant to Section 8.2.1(a) or 8.2.1(d), such Receiving Party will (i) give reasonable advance notice to the Disclosing Party of such disclosure in order to provide the Disclosing Party an opportunity to take legal action to prevent or limit such disclosure, and (ii) use reasonable efforts to secure confidential treatment of such information. In any event, the parties agree to take all reasonable action to avoid disclosure of Confidential Information hereunder. In connection with any disclosures of Confidential Information pursuant to Section 8.2.1(e) or 8.2.1(f), the Receiving Party will be responsible for any breaches of the confidentiality obligations hereunder by any such Persons to whom the Receiving Party discloses the Disclosing Party’s Confidential Information under such subsections.

8.3 Return of Confidential Information. Upon termination (but not expiration) of this Agreement the Receiving Party shall promptly return all of the Disclosing Party’s Confidential Information, including all reproductions and copies thereof in any medium, except that the Receiving Party may retain one copy for its legal files; provided that the Receiving Party may retain any Confidential Information licensed to the Receiving Party to the extent such license survives termination.

8.4 Unauthorized Use. If either party becomes aware or has knowledge of any unauthorized use or disclosure of the other party’s Confidential Information, it shall promptly notify the Disclosing Party of such unauthorized use or disclosure.

8.5 Public Announcements. Neither Opus nor Juno shall make any public announcement regarding this Agreement, without the prior written consent of the other party, which consent will not be unreasonably withheld or delayed, unless required by law, and then only after complying with Section 8.2. The forgoing notwithstanding, the parties intend to each issue a press release regarding this Agreement within 48 hours after the Execution Date. Neither party shall issue and such press release without the consent of the other Party, such consent not to be not be unreasonably withheld or delayed.

9. PATENTS

9.1 Prosecution and Maintenance of Licensed Patent Rights. As between the parties but subject to any rights and obligations of Opus to the NIH, the parties agree as follows:

9.1.1 Juno shall, [***] use commercially reasonable efforts to Prosecute and Maintain the Licensed Patent Rights, using patent counsel of its choice reasonably acceptable to Opus. Promptly after the Effective Date, subject to the terms of this Section 9.1, Juno shall assume control of the Prosecution and Maintenance of the Licensed Patent Rights. Juno shall keep Opus reasonably informed regarding matters related to the Prosecution and Maintenance of each patent or patent application within the Licensed Patent Rights and provide Opus the reasonable opportunity to review and comment in advance on material submissions to any patent office relating thereto, and shall in good faith consider such comments before making any such material submissions. Juno shall provide copies of all correspondence relating to prosecution of Licensed Patent Rights to Opus.

9.1.2 If Juno elects to abandon any patent or patent application within the Licensed Patent Rights, it shall notify Opus at least [***] in advance of any relevant deadline or event relating to any such Licensed Patent Right, in which case Opus shall have the right (but not the obligation) to control the Prosecution and Maintenance of such patents and applications (including any patent issuing therefrom), [***]. From and after the effective date of such notice, such patent or patent application shall cease to be within the Licensed Patent Rights for all purposes of this Agreement, and all rights and obligations of Juno (including the obligation to pay costs associated with Prosecution and Maintenance) with respect thereto shall terminate and revert to Opus.

9.1.3 Juno acknowledges that the NIH controls Prosecution of the Licensed Patent Rights, with Opus having certain rights to review. Juno acknowledges and agrees that (a) the rights and obligations under this Section 9.1 are subject to the rights of the NIH with respect to the Licensed Patent Rights, and (b) Opus’ obligations under this Agreement only apply to the extent of Opus’ rights with respect to participation in Prosecuting the Licensed Patent Rights under the NIH Patent Licenses, and Opus will grant to Juno all rights that Opus receives under the NIH Patent Licenses. [***].

9.2 Notification of Infringement. If either party reasonably believes that any Licensed Patent Right is being infringed by a Third Party or is subject to a declaratory judgment action arising from such infringement, in each case with respect to the manufacture, use, sale, offer for sale or importation of any product or the provision of any service in the Territory, such party shall promptly notify the other party in writing describing the facts relating thereto in reasonable detail.

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9.3 Enforcement of Patent Rights. As between the parties but subject to any rights and obligations of Opus to the NIH, the parties agree as follows:

9.3.1 Juno. Juno shall have the initial right, but not the obligation, to institute, prosecute and control any such action, suit or proceeding to enforce such Licensed Patent Rights with respect to such infringement, or to defend any declaratory judgment action with respect to any Licensed Patent Rights (each, an “Action”) [***], using legal counsel of its choice (and reasonably acceptable to Opus), and Opus shall reasonably cooperate with Juno in connection with any such Action, [***]; provided Juno may not enter into any settlement which admits that any of the Licensed Patent Rights is invalid or unenforceable without Opus’s prior written consent. Any amounts recovered from Third Parties in any such Action shall be used first to [***], and the remainder shall be [***].

9.3.2 Opus. If Juno fails to initiate or defend any Action with respect to any commercially significant infringement of any Licensed Patent Rights within [***] of a request by Opus to do so (or such shorter period of time as required under statute in order to preserve Opus’ ability to initiate or defend any such Action or to preserve the remedies that may be obtained (including monetary and injunctive relief) in such Action), Opus shall have the right, but not the obligation, to initiate or defend such an Action, [***] using legal counsel of its choice; provided Opus may not enter into any settlement which admits that any of the Licensed Patent Rights is invalid or unenforceable without Juno’s prior written consent. Any amounts recovered from Third Parties in any such Action shall be used first to [***], and the remainder shall be [***].

9.3.3 NIH. Juno acknowledges and agrees that (i) the rights and obligations under this Section 9.3 are subject to the rights of the NIH (including any consent or approval rights or rights to control or participate in any enforcement actions); and (ii) Opus’ obligations under this Agreement only apply to the extent that Opus has any rights with respect to enforcing the Licensed Patent Rights under the NIH Patent Licenses, and Opus will grant to Juno all rights that Opus receives under the NIH Patent Licenses. Furthermore, Juno acknowledges the following:

(a) All monies recovered in any Action will also need to be allocated to the NIH in accordance with the terms of the NIH Patent Licenses.

(b) The NIH’s first right to pursue legal action and continuing right to intervene and join Opus or Juno in any Action.

9.4 Cooperation. In any Action in connection with the enforcement and/or defense of the Licensed Patent Rights, the non-controlling party shall, at the request [***] of the controlling party, cooperate fully, including by joining as a party plaintiff and executing such documents as the controlling party may reasonably request. Furthermore, at the controlling party’s request [***], the non-controlling party shall make available at reasonable times and under appropriate conditions all relevant records, papers, information, samples and other similar materials in its possession, and to the extent possible, have its employees testify when requested.

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9.5 Common Interest Disclosures. With regard to any information or opinions disclosed pursuant to this Agreement by one party to the other party regarding intellectual property and/or technology owned by Third Parties, Juno and Opus agree that they have a common legal interest in determining whether, and to what extent, Third Party intellectual property rights may affect the practice of the Licensed IP Rights and Technology, and have a further common legal interest in defending against any actual or prospective Third Party claims based on allegations of misuse or infringement of intellectual property rights relating to the practice of the Licensed IP Rights and Technology. Accordingly, Juno and Opus agree that all such information and materials obtained by Juno and Opus from each other shall be used solely for purposes of the parties’ common legal interests with respect to the conduct of the Agreement. All information and materials shall be treated as protected by the attorney-client privilege, the work product privilege, and any other privilege or immunity that may otherwise be applicable, except with respect to disputes arising between the parties. By sharing any such information and materials, neither party intends to waive or limit any privilege or immunity that may apply to the shared information and materials. Neither party shall have the authority to waive any privilege or immunity on behalf of the other party without such other party’s prior written consent, nor shall the waiver of privilege or immunity resulting from the conduct of one party be deemed to apply against any other party.

9.6 Marking. To the extent commercially viable, Juno agrees to mark the Products or their packaging or inserts or information websites sold in the United States with all applicable U.S. patent numbers and similarly to indicate “Patent Pending” status. All Products manufactured in, shipped to, or sold in other countries shall be marked in a manner to preserve Opus’ and the NIH’s patent rights in those countries.

10. TERMINATION

10.1 Effectiveness. Except for the parties’ obligations under Article 8, Opus’ obligations under Section 2.5, 3.3.2 and 3.3.7, 3.8 and 10.1 and the parties’ representations and warranties (and disclaimers thereof) in Sections 2.1, 2.2, 2.3, and 2.6, this Agreement shall not become effective until Opus has delivered to Juno the Consent (the date of delivery, the “Effective Date”). If the Effective Date has not occurred within one hundred and twenty (120) days of the Execution Date, Juno may terminate this Agreement at any time prior to the Effective Date upon written notice to Opus; provided further that if Juno has not terminated and the Effective Date has not occurred within one hundred and eighty days (180 days), either party may terminate upon written notice to the other. Prior to the Effective Date, Opus will not (and will assure that its officers, directors, employees, agents and affiliates do not on its behalf) take any action to solicit, initiate, seek, encourage or support any inquiry, proposal or offer from, furnish any information to, or participate in any negotiations with, any Person (other than discussions with Juno) regarding any acquisition, license, assignment or any grant of rights of any portion of the Technology, or any acquisition of Opus and/or its Affiliates (each, a “Third Party Transaction”). Opus agrees that any such negotiations in progress as of the date hereof will be terminated or suspended.

10.2 Expiration. Subject to Sections 10.3 and 10.4 below, this Agreement shall expire on the expiration of Juno’s payment obligations to Opus or to the NIH hereunder. Upon such expiration of this Agreement (but not in the event of earlier termination), Juno shall have a fully paid-up, non-exclusive license under the Licensed Know-How of the same scope as in Section 3.1.

10.3 Termination by Juno. Juno may terminate this Agreement, in its sole discretion, upon [***] prior written notice to Opus.

10.4 Termination for Cause.

10.4.1 Except as otherwise provided in Section 12, Opus may terminate this Agreement upon or after the breach of any material provision of this Agreement by Juno if Juno has not cured or discontinued such breach within [***] after receipt of express written notice thereof by Opus to Juno (or [***] if such breach is a failure to pay any amounts due hereunder).

10.4.2 If Juno files for protection under bankruptcy laws, makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over its property, files a petition under any bankruptcy or insolvency act, or has any such petition filed against it which is not discharged within [***] of the filing thereof, then Opus may terminate this Agreement effective immediately upon written notice to Juno.

10.5 Effect of Expiration or Termination.

10.5.1 Expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination (including all accrued payment obligations), and the provisions of Sections 2.6, 2.7, 3.3.1 (to the extent of any continuing obligations under the Opus In-Licenses), 3.3.6, 5.1 (for purposes of Juno filing a final royalty report for Net Sales through the termination or expiration of this Agreement), 5.2, 8, 9.5, 10, 11 and 13 shall survive the expiration or termination of this Agreement.

10.5.2 If this Agreement is terminated for any reason, any Third Party sublicensee of Juno hereunder who is in full compliance with the terms and conditions of the sublicense shall be entitled to become a direct licensee of Opus under the terms of this Agreement with respect to the rights sublicensed by Juno to the sublicensee (including the territory and products); provided that, as a condition of receiving such direct license from Opus, (a) the sublicensee must not be in material breach of its sublicense, (b) the sublicensee did not contribute by any act or omission to a breach of this Agreement by Juno that, if applicable, led to the termination of this Agreement, and (c) the sublicensee must agree to assume all of Juno’s future obligations (i.e., obligations after becoming such direct licensee) under this Agreement with respect to the rights sublicensed by Juno to the sublicensee, to the extent relating to the activities of the sublicensee.

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10.5.3 Upon termination of this Agreement for any reason, except as provided in this Article 10, all rights and licenses granted to Juno (including all licenses under Section 3.1) will terminate.

10.5.4 Unless this Agreement is terminated by Juno pursuant to Section 10.3 or by Opus pursuant to Section 10.4, Juno shall have the right to sell or otherwise dispose of all Products in the process of manufacture, testing, in use or in stock for a period of [***] from such termination; provided that Juno shall remain obligated to make payment of royalties to Opus for such Products in accordance with Article 4.

10.5.5 Upon termination of this Agreement by Juno pursuant to Section 10.3 or by Opus pursuant to Section 10.4:

(a) Juno shall [***], transfer to Opus all Product and all related reagents, intermediates, or other materials, including vector or other transduction materials, it has on hand related to the Product and any ongoing or contemplated clinical trials. Juno shall also manufacture the Product for Opus in a manner materially consistent with Juno’s efforts to manufacture other engineered T-cells for its own purposes pursuant to terms and conditions customary in pharmaceutical manufacturing agreements, including IP warranties and indemnification obligations. Opus shall reimburse Juno at a transfer price equal to [***] of Juno’s fully burdened cost to manufacture the Product (as determined in accordance with generally accepted accounting principles in the United States). Without limiting Juno’s binding obligation to manufacture the Product, the Parties may, subject to mutual agreement, enter into additional agreements regarding Juno’s manufacture of Products.

(b) Juno will transfer to Opus ownership of any Registrations and related documentation (including drug dossiers) to the extent [***] (the “Subject Registrations”), explicitly excluding i) [***], and ii) [***] (with respect to clause (i) and clause (ii), the “Excluded Registration Materials”). Juno will notify the appropriate Competent Authorities of transfer of ownership. Juno hereby grants (effective only upon any such termination of this Agreement) to Opus a non-exclusive, worldwide, royalty-free, transferable, irrevocable, perpetual right of access and reference (with the right to grant sublicenses (through multiple tiers)) to the Excluded Registration Materials solely to the extent necessary for Opus to market and sell the Products solely to the extent manufactured by Juno. If ownership of any of the Subject Registrations cannot be transferred to Opus in any country, Juno hereby grants (effective only upon any such termination of this Agreement and only with respect to any Subject Registration that cannot be transferred) to Opus an exclusive (even as to Juno), worldwide, royalty-free, transferable, irrevocable, perpetual right of access and reference (with the right to grant sublicenses (through multiple tiers)) to any such Subject Registration solely to the extent necessary for Opus to market and sell the Products.

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(c) Juno shall grant, and hereby grants (effective only upon any such termination of this Agreement), to Opus a non-exclusive, worldwide, royalty-free, transferable, irrevocable, perpetual license, with the right to grant sublicenses (through multiple tiers), under the Juno Technology to conduct research and to develop, make, have made, use, offer for sale, sell, import and otherwise exploit the Products in the Territory. For this purpose, the “Juno Technology” means, [***]. To effectuate such license, upon any such termination of this Agreement, Juno will promptly disclose to Opus all Juno Technology not already known to Opus to the extent [***]. For the avoidance of doubt, nothing in this Section 10.5.5(c) shall prevent Opus from creating improvements to Products, provided that, the scope of the Juno Technology included in the license set forth in this Section 10.5.5(c) is strictly limited to the Juno Technology as [***]. For clarity, to the extent Juno Technology exists as of the effective date of termination and is not [***], then such Juno Technology shall not be included within the scope of such license.

(d) On a country-by-country basis, Juno will transfer to Opus ownership of any trademarks or brand names of Juno’s, its Affiliates,’ or its sublicensees (other than any house mark) that have been approved for use with any Product by the applicable Competent Authority in such country.

(e) Juno will use commercially reasonable efforts to assign to Opus all third party agreements to the extent that they relate solely to the Products and are necessary for the research, development, marketing, or other commercialization of the Products in the Territory, other than any such third party agreement related to Juno’s [***] (including the Excluded Registration Materials).

(f) At Opus’ option, Opus will be entitled to assume any clinical trials being conducted by Juno, its Affiliates, or sublicensees with respect to the Products, and Juno, at Opus’ expense, will provide Opus with reasonable consultation and assistance to transition such clinical trials to Opus, including assigning any applicable agreements related thereto.

(g) Opus will have the right, upon written notification to Juno, to purchase, at the cost of goods (as determined in accordance with generally accepted accounting principles in the United States), from Juno any or all of the inventory of Products held by Juno as of the date of termination.

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10.5.6 If (x) this Agreement is terminated by Juno pursuant to Section 10.3, and (y) Opus elects, in its sole discretion, to continue to develop the Products, then Juno will have the option to resume its rights under the terms and conditions set forth in this Agreement. To exercise such option, Juno must (1) deliver written notice to Opus within the applicable time period specified below (the “Option Period”), and (2) simultaneously pay to Opus the following amounts:

(a) If such option is exercised prior to the [***], an amount equal to [***]. If such option has not been exercised prior to the [***], then subject to Juno making an additional payment of [***] to Opus, at least [***] prior to the [***], Juno may extend the Option Period for another [***] period.

(b) If such option is exercised prior to the [***], an amount equal to [***]. If such option has not been exercised prior to the [***], then assuming that Juno has made the [***] payment set forth in section 10.5.6(a) above and subject to Juno making an additional payment of [***] to Opus at least [***] prior to the [***], Juno may extend the Option Period for another [***] period; or

(c) Subject to the applicable extension payments being made, if such option is exercised prior to the [***], an amount equal to [***]. For the avoidance of doubt, in no event shall the Option Period be extended [***].

If such option is exercised, the termination of this Agreement will be deemed rescinded, and this Agreement will continue as if it had never terminated. At any time during the Option Period, upon Juno’s request, Opus will provide Juno with a statement of [***] incurred by Opus during such period. On a [***] basis prior to the expiration of the Option Period, Opus shall prepare and deliver to Juno a written summary report that shall describe (a) the progress of the development, and testing of Products in clinical trials, and (b) the status of obtaining Registrations for the Products; and Opus will permit Juno to have access to any data generated by or on behalf of Opus in testing Product in clinical trials, as such data becomes available to Opus. All of information and data provided by Opus to Juno under this Section 10.5.6 will be deemed Confidential Information of Opus and subject to the confidentiality obligations of Article 8; provided that, notwithstanding the term set forth in Section 8.1, the obligations of confidentiality under Section 8.1 will continue during the Option Period and for a period of [***] after expiration of the Option Period. Until the expiration of the Option Period, Opus will not sell, transfer or license any of the rights to the Licensed IP Rights or Product.

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11. INDEMNIFICATION

11.1 Indemnification.

11.1.1 Subject to Section 11.2, Juno shall defend, indemnify and hold Opus, its Affiliates, the NIH, and their respective officers, directors, employees, and agents harmless from all losses, liabilities, damages and expenses (including attorneys’ fees and costs, collectively, “Losses”) incurred as a result of any claim, demand, action or proceeding, in each case brought by a Third Party arising out of [***].

11.2 Procedure. The party seeking indemnification (the “Indemnitee”) promptly shall notify the other party (the “Indemnitor”) of any liability or action in respect of which the Indemnitee intends to claim such indemnification; provided that a failure to provide such notice promptly shall not relieve the Indemnitor of any liability to the Indemnitee except to the extent the Indemnitor is actually prejudiced thereby. The Indemnitor shall have the right to assume the defense thereof with counsel selected by the Indemnitor and reasonably acceptable to the Indemnitee, provided that in the event Juno is recovering Losses through an offset against payments owing to Opus under Section 4, Juno shall have the right to control the defense with counsel selected by Juno. The indemnity agreement in this Section 11 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld unreasonably. The Indemnitee under this Section 11, its employees and agents shall reasonably cooperate with the Indemnitor and its legal representatives in the investigation and defense of any action, claim or liability covered by this indemnification.

11.3 Insurance. Juno shall maintain adequate liability insurance (including product liability insurance) with respect to the research, development, manufacture and sales of Products by Juno in such amount as are customary in the U.S. biopharmaceutical industry with respect to the research, development, manufacture and sales of its similar products. Juno shall maintain such insurance for so long as it continues to research, develop, manufacture or sell any Products, and thereafter for so long as it is customary in the industry for a company to maintain insurance covering the research, development, manufacture or sale of similar products; provided that Juno will maintain insurance in amounts and for periods that is at least equal to what Juno customarily maintains for its similar products.

11.4 Disclaimer. EXCEPT WITH RESPECT TO [***], TO THE MAXIMUM EXTENT PERMITTED UNDER APPLICABLE LAW, IN NO EVENT WILL EITHER PARTY OR ITS AFFILIATES OR ITS OR THEIR OFFICERS, DIRECTORS,

[***] CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

EMPLOYEES, OR AGENTS BE LIABLE TO THE OTHER PARTY OR ITS AFFILIATES UNDER ANY LEGAL THEORY (INCLUDING CONTRACT, NEGLIGENCE, STRICT LIABILITY IN TORT, OR WARRANTY OF ANY KIND) FOR ANY INDIRECT, CONSEQUENTIAL, EXEMPLARY, SPECIAL, OR PUNITIVE DAMAGES ARISING FROM OR RELATED TO THIS AGREEMENT, EVEN IF SUCH PARTY KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF, OR COULD REASONABLY HAVE PREVENTED, SUCH DAMAGES.

12. FORCE MAJEURE

If either party hereto is prevented from or delayed in the performance of any of its obligations hereunder by reason of acts of God, war, strikes, riots, storms, fires, earthquake, power shortage or failure, failure of the transportation system, or any other cause whatsoever beyond the reasonable control of the party (“Force Majeure Event”), the party so prevented or delayed shall be excused from the performance of any such obligation during a period that is reasonable in light of the Force Majeure Event, but no less than the duration of the Force Majeure Event itself; provided that the nonperforming party must promptly notify the other party and take reasonable and diligent efforts to remove the condition causing the Force Majeure Event; provided further that, if the suspension of performance continues for one hundred and eighty (180) days, and such failure to perform would constitute a breach of any material provision of this Agreement in the absence of such Force Majeure Event, the non-affected party may terminate this Agreement immediately by written notice to the affected Party.

13. MISCELLANEOUS

13.1 Governing Law. This Agreement shall be governed by, interpreted and enforced in accordance with the laws of the State of New York, without regard to principles of conflicts of laws that would result in the application of the law of any jurisdiction other than New York. All disputes arising out of this Agreement shall be subject to the exclusive jurisdiction and venue of the state and federal courts located in New York, New York (and the appellate courts thereof), and each party hereby irrevocably consents to the personal and non-exclusive jurisdiction and venue thereof and waives any objection on the grounds of lack of jurisdiction (including venue) to the exercise of such jurisdiction over it by any such courts.

13.2 Independent Contractors. The relationship of the parties under this Agreement is that of independent contractors. Neither party shall be deemed to be an employee, agent, partner, franchisor, franchisee, joint venture or legal representative of the other for any purpose as a result of this Agreement or the transactions contemplated thereby, and neither shall have the right, power or authority to create any obligation or responsibility on behalf of the other.

13.3 Assignment. Neither this Agreement nor the rights and obligations under this Agreement shall be delegated, assigned or otherwise transferred by a party (in whole or part, whether voluntarily or by operation of law, including by way of sale of assets, merger or consolidation) without prior written consent of the other party. Notwithstanding the foregoing, a party may, without such consent, assign this Agreement and its rights and obligations hereunder in their entirety (a) to an Affiliate (provided that such party shall remain bound by the terms and conditions hereof), or (b) in connection with a Change of Control; provided that (i) the assigning party must provide the other party with written notice of such assignment promptly after the effectiveness of such assignment, and (ii) the assignee must in writing to be legally bound by this Agreement to the same extent as the assigning party and provide the other party with a copy of such assignee undertaking; provided, however, that, as it relates to the rights to receive the Juno Shares, (i) such assignment or transfer must be in compliance with all applicable federal and state securities laws and (ii)(A) Opus shall have furnished Juno with a detailed description of the manner and circumstances of the proposed disposition, (B) the assignee or transferee shall have confirmed to the satisfaction of Juno in writing, that the rights with respect to the Applicable Equity Milestone Shares are being acquired (x) solely for the assignee’s or transferee’s own account and not as a nominee for any other party, (y) for investment and (z) not with a view toward distribution or resale, and (C) Opus and/or the assignee or transferee shall have confirmed such other matters related thereto as may be reasonably requested by Juno. Notwithstanding the foregoing, Opus may, without such consent, assign its rights to receive payments of consideration other than Juno Shares hereunder. If an Affiliate to whom this Agreement has been assigned by a party ceases to be an Affiliate of such party, the Affiliate and such party must cause this Agreement to be assigned back to such party, which obligation must be a condition included in the original assignment. Subject to the foregoing, this Agreement shall be binding on and inure to the benefit of the parties and their permitted successors and assigns. Any attempted delegation, assignment or transfer in violation of the foregoing shall be null and void.

13.4 Right to Develop Independently. Nothing in this Agreement shall impair Juno’s right to independently acquire, license, develop for itself, or have others develop for it, intellectual property and technology performing similar functions as the Licensed IP Rights and/or Technology or to market and distribute products or services based on such other intellectual property and technology.

13.5 Bankruptcy. The licenses and sublicenses granted by Opus under this Agreement are and shall be deemed to be, for purposes of 11 U.S.C. Section 365(n), a license of “Intellectual Property Rights” as defined thereunder, and if Opus is under any proceeding under the United States Bankruptcy Code and the trustee in bankruptcy of Opus, or Opus as a debtor in possession, elects to reject the foregoing license, Juno may, pursuant to 11 U.S.C. Section 365(n)(1) and (2), retain any and all of Juno’s rights under such license and sublicense to the maximum extent permitted by law.

13.6 Notices. Any notices required or permitted under this Agreement or required by law must be in writing by international express delivery service (such as DHL or Federal Express), in each case properly posted and fully prepaid to the applicable address below, or to such other address as either party may substitute by written notice under this Section 13.6. Notice shall be deemed to have been given when delivered.

If to Opus:	Opus Bio, Inc.
537 Steamboat Road
Suite 200
Greenwich, CT 06830
Attention: Chief Executive Officer

If to Juno:	Juno Therapeutics, Inc.
307 Westlake Avenue North, Suite 300
Seattle, Washington, 98109, USA
Attention: General Counsel

13.7 Interpretation. The captions and headings to this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement. Unless specified to the contrary, references to Articles, Sections or Exhibits mean the particular Articles, Sections or Exhibits to this Agreement and references to this Agreement include all Exhibits hereto. Unless context otherwise clearly requires, whenever used in this Agreement: (a) the words “include” or “including” shall be construed as incorporating, also, “but not limited to” or “without limitation;” (b) the word “day” or “year” means a calendar day or year unless otherwise specified; (c) the word “notice” shall mean notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement; (d) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement (including any Exhibits); (e) the word “or” shall be construed as the inclusive meaning identified with the phrase “and/or;” (f) provisions that require that a party, the parties hereunder “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter or otherwise; (g) words of any gender include the other gender; (h) words using the singular or plural number also include the plural or singular number, respectively; (i) the word “law” (or “laws”) when used herein means any applicable, legally binding statute, ordinance, resolution, regulation, code, guideline, rule, order, decree, judgment, injunction, mandate or other legally binding requirement of a government entity, together with any then-current modification, amendment and re-enactment thereof, and any legislative provision substituted therefor; and (j) the word “will” shall be construed to have the same meaning and effect as the word “shall.” The parties and their respective counsel have had an opportunity to fully negotiate this Agreement. If any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. No prior draft of this Agreement shall be used in the interpretation or construction of this Agreement.

13.8 Further Assurances. At any time or from time to time on and after the date of this Agreement, each party shall at the written request of the other party: (a) deliver to the other party such records, data or other documents consistent with the provisions of this Agreement; (b) execute, and deliver or cause to be delivered, all such consents, documents or further instruments of transfer or license; and (c) take or cause to be taken all such actions, as the other party may reasonably deem necessary or desirable in order for the other party to obtain the full benefits of this Agreement and the transactions contemplated hereby.

13.9 Use of Names and Marks. Neither party shall use the name, trade name, trademark or other designation of the other party or its employees in connection with any products, promotion or advertising without the prior written permission of the other party.

13.10 Severability. If any provision, or portion thereof, in this Agreement is held to be invalid or unenforceable to any extent, such provision of this Agreement shall be enforced to the maximum extent permissible by applicable law so as to effect the intent of the Parties, and the remainder of the Agreement shall remain in full force and effect. The Parties shall negotiate in good faith a valid and enforceable substitute provision for any invalid or unenforceable provision that most nearly achieves the intent and economic effect of such invalid or unenforceable provision as if it were enforceable.

13.11 Waiver. Any waiver of any provision of this Agreement or of a party’s rights or remedies under this Agreement must be in writing to be effective. Failure, neglect, or delay by a party to enforce the provisions of this Agreement or its rights or remedies at any time, shall not be construed as a waiver of such party’s rights under this Agreement and shall not in any way affect the validity of the whole or any part of this Agreement or prejudice such party’s right to take subsequent action. No exercise or enforcement by either party of any right or remedy under this Agreement shall preclude the enforcement by such party of any other right or remedy under this Agreement or that such party is entitled by law to enforce.

13.12 Entire Agreement; Modification. This Agreement (including the Exhibits, the Confidential Disclosure Agreement between the parties dated September 4, 2014, and any amendments hereto or thereto signed by both parties) constitutes the entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes any and all prior and contemporaneous negotiations, representations, agreements, and understandings, written or oral, that the parties may have reached with respect to the subject matter hereof. Except as set forth in Section 13.10, this Agreement may not be altered, amended or modified in any way except by a writing (excluding email or similar electronic transmissions) signed by the authorized representatives of both parties.

13.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and other electronically scanned signatures shall have the same effect as their originals.

13.14 Export Control. Juno acknowledges that it is subject to and agrees to abide by the United States laws and regulations (including the Export Administration Act of 1979 and Arms Export Control Act) controlling the export of technical data, computer software, laboratory prototypes, biological material, and other commodities. The transfer of these items may require a license from the appropriate agency of the U.S. Government or written assurances by Juno that it shall not export these items to certain foreign countries without prior approval of such agency.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement as of the Execution Date.

OPUS BIO, INC.

By:	/s/ Douglas D. Lind

Name:	Douglas D. Lind

Title	Interim CEO

JUNO THERAPEUTICS, INC.

By:	/s/ Hans Bishop

Name:	Hans Bishop

Title	CEO

EXECUTION VERSION

EXHIBIT A

LICENSED PATENT RIGHTS

[***]

[***] CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

EXHIBIT B

OPUS IN-LICENSES TERMS

5.	STATUTORY AND NIH REQUIREMENTS AND RESERVED GOVERNMENT RIGHTS

5.1	(a)

The NIH reserves on behalf of the Government an irrevocable, nonexclusive, nontransferable, royalty-free license for the practice of all inventions licensed under the Licensed Patent Rights throughout the world by or on behalf of the Government and on behalf of any foreign government or international organization pursuant to any existing or future treaty or agreement to which the Government is a signatory. Prior to the First Commercial Sale, the Licensee agrees to provide the NIH with reasonable quantities of the Licensed Products or materials made through the Licensed Processes for NIH research use; and

(b)	In the event that the Licensed Patent Rights are Subject Inventions made under CRADA, the Licensee grants to the Government, pursuant to 15 U.S.C. § 3710a(b)(l)(A), a nonexclusive, nontransferable, irrevocable, paid-up license to practice the Licensed Patent Rights or have the Licensed Patent Rights practiced throughout the world by or on behalf of the Government. In the exercise of this license, the Government shall not publicly disclose trade secrets or commercial or financial information that is privileged or confidential within the meaning of 5 U.S.C. § 552(b)(4) or which would be considered as such if it had been obtained from a non-Federal party. Prior to the First Commercial Sale, the Licensee agrees to provide the NIH with reasonable quantities of the Licensed Products or materials made through the Licensed Processes for NIH research use.

(c)	Prior to the First Commercial Sale, Licensee agrees to provide NIH with reasonable quantities of Licensed Products or materials made through the Licensed Processes for NIH research use, provided that NIH shall not provide such Licensed Products or materials to any Third Party. The determination of the quantities to be provided shall be determined based on discussions between Licensee and NIH (initially Dr. Boro Dropulic and Dr. Crystal Mackall). The obligation shall terminate upon First Commercial Sale of any Licensed Product. The Licensed Products shall not be used in humans or in toxicology experiments in animals unless agreed in writing between authorized representatives of both Licensee and the NIH.

5.2	The Licensee agrees that products used or sold in the United States embodying the Licensed Products or produced through use of the Licensed Processes shall be manufactured substantially in the United States, unless a written waiver is obtained in advance from the NIH.

5.3	The Licensee acknowledges that the NIH may enter into future CRADAs under the Federal Technology Transfer Act of 1986 that relate to the subject matter of this Agreement. The Licensee agrees not to unreasonably deny requests for a Research

License from future collaborators with the NIH when acquiring these rights is necessary in order to make a CRADA project feasible. The Licensee may request an opportunity to join as a party to the proposed CRADA.

5.4	(a)

in addition to the reserved license of Paragraph 5.1, the NIH reserves the right to grant Research Licenses directly or to require the Licensee to grant Research Licenses on reasonable terms. The purpose of these Research Licenses is to encourage basic research, whether conducted at an academic or corporate facility. In order to safeguard the Licensed Patent Rights, however, the NIH shall consult with the Licensee before granting to commercial entities a Research License or providing to them research samples of materials made through the Licensed Processes; and

(b)	in exceptional circumstances, and in the event that the Licensed Patent Rights are Subject Inventions made under a CRADA, the Government, pursuant to 15 U.S.C. § 3710a(b)(1)(B), retains the right to require the Licensee to grant to a responsible applicant a nonexclusive, partially exclusive, or exclusive sublicense to use the Licensed Patent Rights in the Licensed Field of Use on terms that are reasonable under the circumstances, or if the Licensee fails to grant this license, the Government retains the right to grant the license itself. The exercise of these rights by the Government shall only be in exceptional circumstances and only if the Government determines:

(i)	the action is necessary to meet health or safety needs that are not reasonably satisfied by the Licensee;

(ii)	the action is necessary to meet requirements for public use specified by Federal regulations, and these requirements are not reasonably satisfied by the Licensee; or

(iii)	the Licensee has failed to comply with an agreement containing provisions described in 15 U.S.C. § 3710a(c)(4)(B); and

(c)	the determination made by the Government under this Paragraph 5.4 is subject to administrative appeal and judicial review under 35 U.S.C. § 203(b).

8.	RECORD KEEPING

8.1

The Licensee agrees to keep accurate and correct records of the Licensed Products made, used, sold, or imported and the Licensed Processes practiced under this Agreement appropriate to determine the amount of royalties due the NIH. These records shall be retained for at least five (5) years following a given reporting period and shall be available during normal business hours for inspection, at the expense of the NIH, by an accountant or other designated auditor selected by the NIH for the sole purpose of verifying reports and royalty payments hereunder. The accountant or auditor shall only disclose to the NIH information relating to the accuracy of reports and royalty payments made under this Agreement. If an inspection shows an underreporting or underpayment in excess of five percent (5%) for any twelve (12) month period, then the Licensee shall reimburse the NIH for the cost of the inspection at the time the Licensee pays the unreported royalties, including any additional royalties as required by Paragraph 9.8. All royalty payments required under this Paragraph shall be due within sixty (60) days of the date the NIH provides to the Licensee notice of the payment due.

10.	PERFORMANCE

10.1	The Licensee shall use its reasonable commercial efforts to bring the Licensed Products and the Licensed Processes to Practical Application. “Reasonable commercial efforts” for the purposes of this provision shall include adherence to the Commercial Development Plan in Appendix E and performance of the Benchmarks in Appendix D. The efforts of a sublicensee shall be considered the efforts of the Licensee.

10.2	Upon the First Commercial Sale, until the expiration or termination of this Agreement, the Licensee shall use its reasonable commercial efforts to make the Licensed Products and the Licensed Processes reasonably accessible to the United States public.

12.	NEGATION OF WARRANTIES AND INDEMNIFICATION

12.5	The Licensee shall indemnify and hold the NIH, its employees, students, fellows, agents, and consultants harmless from and against all liability, demands, damages, expenses, and losses, including but not limited to death, personal injury, illness, or property damage in connection with or arising out of:

(a)	the use by or on behalf of the Licensee, its sublicensees, directors, employees, or third parties of any Licensed Patent Rights; or

(b)	the design, manufacture, distribution, or use of any Licensed Products, Licensed Processes or materials by the Licensee, or other products or processes developed in connection with or arising out of the Licensed Patent Rights.

13.	TERM, TERMINATION, AND MODIFICATION OF RIGHTS

13.8	The NIH reserves the right according to 35 U.S.C. § 209(d)(3) to terminate or modify this Agreement if it is determined that this action is necessary to meet the requirements for public use specified by federal regulations issued after the date of the license and these requirements are not reasonably satisfied by the Licensee.

13.9	Within thirty (30) days of receipt of written notice of the NIH’s unilateral decision to modify or terminate this Agreement, the Licensee may, consistent with the provisions of 37 C.F.R. § 404.11, appeal the decision by written submission to the designated NIH official. The decision of the designated the NIH official shall be the final agency decision. The Licensee may thereafter exercise any and all administrative or judicial remedies that may be accessible.

13.10	Within ninety (90) days of expiration or termination of this Agreement under this Article 13, a final report shall be submitted by the Licensee. Any royalty payments, including those incurred but not yet paid (such as the full minimum annual royalty), and those related to patent expenses, due to the NIH shall become immediately due and payable upon termination or expiration. If terminated under this Article 13, sublicensees may elect to convert their sublicenses to direct licenses with the NIH pursuant to Paragraph 4.3. Unless otherwise specifically provided for under this Agreement, upon termination or expiration of this Agreement, the Licensee shall return all Licensed Products or other materials included within the Licensed Patent Rights to the NIH or provide the NIH with certification of the destruction thereof. The Licensee may not be granted additional NIH licenses if the final reporting requirement is not fulfilled.

EXHIBIT C

SERIES B STOCK PURCHASE AGREEMENT

[ATTACHED]

JUNO THERAPEUTICS, INC.

STOCK PURCHASE AGREEMENT

December 3, 2014

-i-

TABLE OF CONTENTS

(continued)

-ii-

EXHIBITS

A	Exclusive License Agreement

B	Amended and Restated Certificate of Incorporation

C	Fourth Amended and Restated Investors’ Rights Agreement

D	Schedule of Exceptions

E	Compliance Certificate

F	Market Stand-Off Agreement

-iii-

JUNO THERAPEUTICS, INC.

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is dated as of December 3, 2014, and is between Juno Therapeutics, Inc., a Delaware corporation (the “Company”), and Opus Bio, Inc., a Delaware corporation (“Opus”), having a place of business at 537 Steamboat Road, Suite 200, Greenwich, CT 06830.

WHEREAS, Opus and the Company are entering into this Agreement, providing for, among other things, the purchase and sale of capital stock of the Company in connection with Opus’ grant of rights and licenses to the Company pursuant to an Exclusive License Agreement, by and between the Company and Opus, dated as of the date hereof (a copy of which is attached hereto as Exhibit A) (the “License Agreement”).

NOW, THEREFORE, in consideration of the covenants, representations, warranties and mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

SECTION 1

Authorization, Sale and Issuance

1.1 Authorization. The Company will, prior to the Closing (as defined below), authorize (a) the sale and issuance of (i) 6,410,256 shares (the “Shares”) of the Company’s capital stock and (b) if applicable, the reservation of 2,747,253 shares of Common Stock for issuance upon conversion of a portion of the Shares (the “Conversion Shares”).

1.2 Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement and Section 4.2 of the License Agreement, Opus agrees to purchase, and the Company agrees to sell and issue to Opus, (i) if the Closing (as defined below) occurs prior to the date on which the Company consummates its initial public offering of its Common Stock, 2,747,253 shares of the Company’s Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred”), having the rights, privileges, preferences and restrictions set forth in the third amended and restated certificate of incorporation of the Company, in substantially the form of Exhibit B (the “Restated Certificate”) and 3,663,003 shares of common stock of the Company, par value $0.0001 per share (“Common Stock”) and (ii) if the Closing occurs on or after the date on which the Company has consummated its initial public offering of Common Stock, 6,410,256 shares of Common Stock. As full consideration for the Company’s agreement to sell and issue the Shares, Opus has granted certain rights and licenses to the Company pursuant to the License Agreement. The parties agree and acknowledge that the Company is contemplating an amendment to the Restated Certificate to effect a reverse split of its Common Stock and Preferred Stock (the “Reverse Split”). If the Closing occurs after the effectiveness of the Reverse Split, the number of shares of Series B Preferred or Common Stock, as applicable, issued in Closing shall be adjusted in accordance with the Reverse Split. For example, if the Reverse Split combines each four shares of Common Stock and each series of Preferred Stock into one share of Common Stock and each series of Preferred Stock, respectively, then the aggregate number of shares of Series B Preferred and/or Common Stock, as applicable, to be issued in the Closing would be 1,602,564.

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SECTION 2

Closing Date and Delivery

2.1 Closing; Delivery. The purchase and sale of the Shares shall take place remotely via the exchange of documents and signatures, at 10:00 a.m., on the Effective Date (as defined in the License Agreement) or at such other time as the Company and Opus mutually agree upon, orally or in writing (the “Closing”). Promptly following the Closing, the Company shall deliver a certificate or certificates, as the case may be, registered in the name of Opus representing the number of Shares being issued.

2.2 The Agreements. Upon execution and delivery of the relevant signature pages at the Closing, Opus shall become party to, and be bound by, the Fourth Amended and Restated Investors’ Rights Agreement in substantially the form attached hereto as Exhibit C (the “Rights Agreement” and together with this Agreement, the “Agreements”).

SECTION 3

Representations and Warranties of the Company

A Schedule of Exceptions, attached as Exhibit D (each, a “Schedule of Exceptions”) shall be delivered to Opus in connection with the Closing. The Schedule of Exceptions shall be arranged in sections corresponding to the numbered sections and lettered subsections contained in this Section 3. Any disclosure set forth in any particular section and subsection of the Schedule of Exceptions will be deemed disclosed for any other section and subsection of the Schedule of Exceptions to the extent that its relevance or applicability to such other Section of the Schedule of Exceptions is reasonably apparent on its face upon a reading of the disclosure without any independent knowledge on the part of the reader regarding the matter disclosed and without reference to any underlying agreement or other document. Except as set forth on the Schedule of Exceptions delivered to Opus at the Closing, the Company hereby represents and warrants to Opus as of the date of this Agreement as follows:

3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to own and operate its properties and assets, to carry on its business as presently conducted or proposed to be conducted, to execute and deliver the Agreements, to issue and sell the Shares and, if applicable, the Conversion Shares and to perform its obligations pursuant to each of the Agreements and the Company’s certificate of incorporation in effect as of the time of such Closing. The Company is presently qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified could reasonably be expected to have a material adverse effect on the Company’s financial condition or business as now conducted or proposed to be conducted (a “Material Adverse Effect”).

3.2 Subsidiaries. The Company does not own or control, directly or indirectly, any majority interest in any corporation, partnership, limited liability company, association, or other business entity.

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3.3 Capitalization.

(a) Immediately prior to the Closing, the authorized capital stock of the Company will consist of 400,000,000 shares of Common Stock, of which 64,952,200 shares are issued and outstanding, 243,658,977 shares of Preferred Stock authorized, 87,722,673 of which are designated Series A Preferred, all of which are issued and outstanding, 9,000,000 of which are designated Series A-1 Preferred Stock, all of which are issued and outstanding, 93,936,304 shares of Series A-2 Preferred Stock, all of which are issued and outstanding and 53,000,000 shares of Series B Preferred stock, 48,978,730 of which are issued and outstanding. As of the date of this Agreement, the Common Stock, Series A Preferred, Series A-1 Preferred, Series A-2 Preferred and Series B Preferred have the rights, preferences, privileges and restrictions set forth in the Restated Certificate.

(b) The outstanding shares have been duly authorized and validly issued in compliance with applicable laws, and are fully paid and nonassessable. As of the date of this Agreement, the Company has a right of first refusal over transfers of all outstanding shares of Common Stock.

(c) As of the date of this Agreement, the Company has not reserved securities for issuance, except as set forth below:

(i) the Shares for issuance pursuant to this Agreement;

(ii) shares of Common Stock (as may be adjusted in accordance with the provisions of the Restated Certificate) for issuance upon conversion of a portion of the Shares (if applicable) and the other issued and outstanding shares of Preferred Stock; and

(iii) 55,658,147 shares of Common Stock authorized for issuance to employees, consultants and directors pursuant to its 2013 Equity Incentive Plan, under which (A) options to purchase 10,740,908 shares are issued and outstanding as of the date of this Agreement and (B) restricted stock awards with respect to which 43,110,551 shares are issued and outstanding. All such outstanding shares have been issued in compliance with state and federal securities laws.

(d) The Shares, when issued and delivered and paid for in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable. The Conversion Shares have been duly and validly reserved and, if and when issued in compliance with the provisions of this Agreement, the Restated Certificate and applicable law, will be validly issued, fully paid and nonassessable. The Shares and, if applicable, the Conversion Shares will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon Opus; provided, however, that the Shares and, if applicable, the Conversion Shares are subject to restrictions on transfer under U.S. state and/or federal securities laws and as set forth herein and in the Rights Agreement. Except as set forth in the Rights Agreement, the Shares and, if applicable, the Conversion Shares are not subject to any preemptive rights or rights of first refusal.

3.4 Authorization. All corporate action on the part of the Company and its directors, officers and stockholders necessary for the authorization, execution and delivery of the Agreements by the Company, the authorization, sale, issuance and delivery of the Shares and the Conversion Shares, and the performance of all of the Company’s obligations under the Agreements has been taken or will be taken prior to the Closing. The Agreements, when executed and delivered by the Company, shall

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constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except (i) as limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors, (ii) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity, and (iii) to the extent the indemnification provisions contained in the Rights Agreement may further be limited by applicable laws and principles of public policy.

3.5 Financial Statements. The Company has delivered or made available to Opus: (i) its audited balance sheet, cash flow statement and statement of operations for the period from inception through December 31, 2013, and (ii) its unaudited balance sheet, cash flow statement and statement of operations for the nine months ended September 30, 2014 (such date, the “Balance Sheet Date” and such statements, collectively, the “Financial Statements”). The Financial Statements are correct in all material respects and present fairly the financial condition and operating results of the Company as of the date(s) and during the period(s) indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. The Financial Statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the period indicated, except as disclosed therein.

3.6 Changes. To the Company’s knowledge, since the Balance Sheet Date, there has not been any event or condition of any type that has had a Material Adverse Effect.

3.7 Material Contracts. Set forth in Section 3.7 of the Schedule of Exceptions is a list as of the Closing of any and all contracts, instruments, agreements and understandings with respect to the Company that it believes would be required to be filed as an exhibit to a registration statement on Form S-1 pursuant to Item 601(b)(4), (b)(10)(i) or (b)(10)(ii) (collectively the “Material Contracts”) under Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”) if the Company was the registrant under the Securities Act as of the date hereof. Except as disclosed in Section 3.7 of the Schedule of Exceptions, each Material Contract is in full force and effect and is a legal, valid and binding contract or agreement of the Company, and after giving effect to the consummation of the transactions contemplated by this Agreement, there will be no material default (or any event which, with the giving of notice or lapse of time or both, would be a material default) by the Company or, to the knowledge of the Company, in the timely performance of any obligation to be performed or paid under any of the Material Contracts, in each case, that would result in a Material Adverse Effect. No written notice has been received by the Company of any material default under or termination of any Material Contract which has not been cured or waived as of the date hereof.

3.8 Intellectual Property. As used herein, the term “Intellectual Property” means all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, trade secrets, licenses, domain names, mask works, information and proprietary rights and processes, anywhere in the world. To the knowledge of the Company (without having conducted any special investigation or patent search), the Company owns, has license rights to or possesses or can obtain on commercially reasonable terms sufficient legal rights to all Intellectual Property necessary to the business of the Company as presently conducted and as presently proposed to be conducted, the lack of which could reasonably be expected to have a Material Adverse Effect. The Company has not received any written communication alleging that the Company has violated any of the Intellectual Property of any other person or entity. None of the Intellectual Property owned or in-licensed by the Company (collectively, “Company Intellectual Property”) is subject to any outstanding judgment,

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decree, order, writ, award, injunction or determination of an arbitrator or court or other governmental authority affecting the rights of the Company with respect thereto. There are no actions currently pending before any court or government entity contesting the use or ownership of any Company Intellectual Property. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all trade secrets, knowhow and other confidential and proprietary information owned by the Company or used by the Company in the Company’s business as now conducted. To the Company’s knowledge, (i) the Company Intellectual Property was not procured by fraud, (ii) the Company Intellectual Property has not had title voided because of an improper ownership transfer, and (iii) issued patents within the Company Intellectual Property have not been canceled by any governmental authority (except for expiration or terminal disclaimers).

3.9 Governmental Consent. No consent, approval or authorization of, or designation, declaration, notification or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Shares and, if applicable, the Conversion Shares, or the consummation of any other transaction contemplated by this Agreement, except (i) the filing of such notices as may be required under the Securities Act and (ii) such filings as may be required under applicable state securities laws.

3.10 Title to Properties and Assets; Liens. The Company has good and marketable title to its properties and assets, and has good title to all its leasehold interests, in each case subject to no material mortgage, pledge, lien, lease, encumbrance or charge, other than (i) liens for current taxes not yet due and payable, (ii) liens imposed by law and incurred in the ordinary course of business for obligations not past due, (iii) liens in respect of pledges or deposits under workers’ compensation laws or similar legislation, and (iv) liens, encumbrances and defects in title which do not in any case materially detract from the value of the property subject thereto or have a Material Adverse Effect. With respect to the property and assets it leases, the Company is in compliance with such leases in all material respects and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances, subject to clauses (i)-(iv) above.

3.11 Compliance with Other Instruments and Laws. The Company is not in violation of any term of its certificate of incorporation or bylaws, each as amended to date. To the Company’s knowledge, the Company is not in violation of any federal or state statute, rule or regulation applicable to the Company the violation of which would have a Material Adverse Effect. The execution and delivery of the Agreements by the Company, the performance by the Company of its obligations pursuant to the Agreements, and the issuance of the Shares, and the Conversion Shares, will not result in any violation of the Company’s certificate of incorporation or bylaws, each as amended to date, or any material violation, or materially conflict with, or constitute a material default under, any of its Material Contracts, nor, to the Company’s knowledge, result in the creation of any material mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company.

3.12 Offering. Subject to the accuracy of Opus’ representations and warranties in Section 4, the offer, sale and issuance of the Shares to be issued in conformity with the terms of this Agreement and, if applicable, the issuance of the Conversion Shares, constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and from the registration or qualification requirements of applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

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3.13 No “Bad Actor” Disqualification. The Company has exercised reasonable care, in accordance with SEC rules and guidance, to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act (“Disqualification Events”). Neither the Company nor, to the Company’s knowledge, any Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company; any predecessor or affiliate of the Company; any director, officer (as defined under Rule 16a-1, promulgated under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)), other officer participating in the offering, general partner or managing member of the Company; any beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the sale of the Shares; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Shares (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, officer (as defined under Rule 16a-1, promulgated under the Exchange Act) or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.

3.14 Registration Rights. Except as set forth in the Rights Agreement, the Company is presently not under any obligation and has not granted any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may hereafter be issued.

3.15 Brokers or Finders. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any of the transactions contemplated hereby.

3.16 Investment Company. The Company is not an investment company within the meaning of the Investment Company Act of 1940, as amended.

SECTION 4

Representations and Warranties of Opus

Opus hereby represents and warrants to the Company as follows:

4.1 No Registration. Opus understands that the Shares and the Conversion Shares, have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Opus’ representations as expressed herein or otherwise made pursuant hereto.

4.2 Investment Intent. Opus is acquiring the Shares, and the Conversion Shares, for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and that Opus has no present intention of selling, granting

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any participation in, or otherwise distributing the same. Opus further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to any of the Shares or the Conversion Shares. Opus further represents and acknowledges that it became interested in acquiring the Shares and the Conversion Shares as a result of a substantive, pre-existing relationship with the Company and direct contact with the Company and its agents outside of the Company’s efforts with respect to its initial public offering, that such interest did not arise by means of either (i) any registration statement filed by the Company with the Securities and Exchange Commission (including the Registration Statement on Form S-1 (Registration No. 333-200293), as amended) or (ii) any other general solicitation or any other means inconsistent with the availability of an exemption from registration under Section 4(a)(2) of the Securities Act, and that Opus was not contacted in connection with the marketing of the Company’s initial public offering and did not independently contact the Company as a result of a general solicitation by means of any registration statement filed by the Company with the Securities and Exchange Commission.

4.3 Investment Experience. Opus has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and acknowledges that Opus can protect its own interests. Opus has such knowledge and experience in financial and business matters so that Opus is capable of evaluating the merits and risks of its investment in the Company.

4.4 Speculative Nature of Investment. Opus understands and acknowledges that the Company has a limited financial and operating history and that an investment in the Company is highly speculative and involves substantial risks. Opus can bear the economic risk of its investment and is able, without impairing its financial condition, to hold the Shares and the Conversion Shares for an indefinite period of time and to suffer a complete loss of its commitment.

4.5 Access to Data. Opus has had an opportunity to ask questions of, and receive answers from, the officers of the Company concerning the Agreements, the exhibits and schedules attached hereto and thereto and the transactions contemplated by the Agreements, as well as the Company’s business, management and financial affairs, which questions were answered to its satisfaction. Opus believes that it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares and the Conversion Shares. Opus understands that such discussions, as well as any information issued by the Company, were intended to describe certain aspects of the Company’s business and prospects, but were not necessarily a thorough or exhaustive description. Opus acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results. Opus also acknowledges that it is relying solely on its own counsel and not on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by the Agreements. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 hereof and elsewhere in this Agreement or the right of Opus to rely thereon.

4.6 Accredited Investor. Opus is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

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4.7 Rule 144. Opus acknowledges that the Shares and the Conversion Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Opus is aware of the provisions of Rule 144 promulgated under the Securities Act which permit resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the availability of certain current public information about the Company; the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold; the number of shares being sold during any three-month period not exceeding specified limitations; the sale being effected through a “brokers’ transaction,” a transaction directly with a “market maker” or a “riskless principal transaction” (as those terms are defined in the Securities Act or the Exchange Act and the rules and regulations promulgated thereunder); and the filing of a Form 144 notice, if applicable. Opus acknowledges and understands that notwithstanding any obligation under the Rights Agreement, the Company may not be satisfying the current public information requirement of Rule 144 at the time Opus wishes to sell the Shares or the Conversion Shares, and that, in such event, Opus may be precluded from selling such securities under Rule 144, even if the other applicable requirements of Rule 144 have been satisfied. Opus acknowledges that, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Shares or the underlying Common Stock. Opus understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

4.8 No Public Market. Opus understands and acknowledges that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company’s securities.

4.9 Authorization.

(a) Opus has all requisite power and authority to execute and deliver the Agreements, to purchase the Shares hereunder and to carry out and perform its obligations under the terms of the Agreements. All action on the part of Opus necessary for the authorization, execution, delivery and performance of the Agreements, and the performance of all of its obligations under the Agreements, has been taken or will be taken prior to the applicable Closing.

(b) The Agreements, when executed and delivered by Opus, will constitute valid and legally binding obligations of Opus, enforceable in accordance with their terms except: (i) to the extent that the indemnification provisions contained in the Rights Agreement may be limited by applicable law and principles of public policy, (ii) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (iii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

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(c) No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by Opus in connection with the execution and delivery of the Agreements by Opus or the performance of its obligations hereunder or thereunder.

4.10 Brokers or Finders. Opus has not engaged any brokers, finders or agents, and neither the Company nor Opus has, nor will, incur, directly or indirectly, as a result of any action taken by Opus, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Agreements.

4.11 Tax Advisors. Opus has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Agreements. With respect to such matters, Opus relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Opus understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by the Agreements.

4.12 Legends. Opus understands and agrees that the certificates evidencing the Shares or the Conversion Shares, or any other securities issued in respect of the Shares or the Conversion Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall bear the following legend (in addition to any legend required by the Rights Agreement or under applicable state securities laws):

“THE OFFER AND SALE OF THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

4.13 No “Bad Actor” Disqualification Events. If Opus is (or, as a result of the exercise of its purchase of Shares hereunder, will become) a beneficial owner of 20% or more of the Company’s outstanding voting securities, calculated on the basis of voting power, Opus affirms that none of (i) Opus, (ii) any of its directors, officers (as defined under Rule 16a-1 promulgated under the Exchange Act), other officers that may serve as a director or officer of the Company, general partners or managing members, nor (iii) any beneficial owner of Opus which is (or, as a result of the exercise of its purchase of Shares hereunder, will become) a 20% beneficial owner of the voting securities of the Company (in accordance with Rule 506(d) of the Securities Act) is subject to any Disqualification Event (as defined in Section 3.13), except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed reasonably in advance of the Closing in writing in reasonable detail to the Company.

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SECTION 5

Conditions to Opus’ Obligations to Close

5.1 Conditions to Closing. Opus’ obligation to purchase the Shares at the Closing is subject to the fulfillment on or before the Closing of each of the following conditions, unless waived in writing by Opus:

(a) Representations and Warranties. Except as set forth in or modified by the Schedule of Exceptions, the representations and warranties made by the Company in Section 3 shall be true and correct in all material respects as of the date of the Closing.

(b) Covenants. The Company shall have performed or complied with all covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing in all material respects.

(c) Blue Sky. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares and the Conversion Shares.

(d) Rights Agreement. The Company, Opus, and the requisite Investors (as defined in the Rights Agreement) necessary to make the Rights Agreement effective shall have executed and delivered the Rights Agreement on or prior to the date of the Closing.

(e) Closing Deliverables. The Company shall have delivered to Opus a certificate executed by the Chief Executive Officer, President or Chief Financial Officer of the Company on behalf of the Company, in substantially the form of Exhibit E, certifying the satisfaction of the conditions to closing listed in this Section 5.1. The Company shall also have delivered to Opus a certificate of the Secretary of the Company certifying (i) the Bylaws of the Company, and (ii) resolutions of the Board of Directors of the Company approving the Agreements and the transactions contemplated under the Agreements.

(f) Consents and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary for consummation by the Company of the transactions contemplated by the Agreements.

SECTION 6

Conditions to Company’s Obligation to Close

The Company’s obligation to sell and issue the Shares to Opus at the Closing is subject to the fulfillment on or before such Closing of the following conditions, unless waived in writing by the Company:

6.1 Representations and Warranties. The representations and warranties made by Opus in Section 4 shall be true and correct in all material respects when made and shall be true and correct in all material respects as of the date of the Closing.

6.2 Covenants. Opus shall have performed or complied with all covenants, agreements and conditions contained in the Agreements to be performed or complied with by Opus on or prior to the date of such Closing in all material respects.

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6.3 Compliance with Securities Laws. The Company shall be satisfied that the offer and sale of the Shares and the Conversion Shares shall be qualified or exempt from registration or qualification under all applicable federal and state securities laws (including receipt by the Company of all necessary blue sky law permits and qualifications required by any state, if any).

6.4 Rights Agreement. The Company, Opus, and the requisite Investors (each as defined in the Rights Agreement) necessary to make the Rights Agreement effective shall have executed and delivered the Rights Agreement on or prior to the date of the Closing.

6.5 Consents and Waivers. Opus shall have obtained any and all consents, permits and waivers necessary for consummation by Opus of the transactions contemplated by the Agreements.

6.6 License Agreement. The Effective Date of the License Agreement shall have occurred.

6.7 Market Stand-off Agreement. Opus shall have executed and delivered the “market stand-off” agreement set forth on Exhibit F on or prior to the date of the Closing.

SECTION 7

Miscellaneous

7.1 Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and Opus.

7.2 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand, messenger or courier service addressed:

(a) if to Opus, to the attention of Chief Executive Officer at 537 Steamboat Road, Suite 200, Greenwich, CT 06830, or Email: doug@opusbio.com, or at such other current address, fax or email as the Company shall have furnished to Opus, with a copy (which shall not constitute notice) to Thomas B. Rosedale, BRL Law Group LLC, 425 Boylston Street, Third Floor, Boston, MA 02116; or

(b) if to the Company, to the attention of the General Counsel of the Company at 307 Westlake Avenue North, Suite 300, Seattle, WA 98109, or Email: barney.cassidy@junotherapeutics.com, or at such other current address or email as the Company shall have furnished to Opus, with a copy (which shall not constitute notice) to Patrick Schultheis, Wilson Sonsini Goodrich & Rosati, P.C., 701 Fifth Avenue, Suite 5100, Seattle, WA 98104-7036.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail

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address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day. In the event of any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the information on the signature page of this Agreement will control absent fraud or error. Subject to the limitations set forth in Delaware General Corporation Law §232(e), Opus consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws by (i) facsimile telecommunication to the facsimile number set forth in this Section 7.2 (or to any other facsimile number for Opus in the Company’s records), (ii) electronic mail to the electronic mail address set forth in this Section 7.2 (or to any other electronic mail address for Opus in the Company’s records), (iii) posting on an electronic network together with separate notice to Opus of such specific posting or (iv) any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to Opus. This consent may be revoked by Opus by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232.

7.3 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law.

7.4 Brokers or Finders. The Company shall indemnify and hold harmless Opus from any liability for any commission or compensation in the nature of a brokerage or finder’s fee or agent’s commission (and the costs and expenses of defending against such liability or asserted liability) for which Opus or any of its constituent partners, members, officers, directors, employees or representatives is responsible to the extent such liability is attributable to any inaccuracy or breach of the representations and warranties contained in Section 3.15, and Opus agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a brokerage or finder’s fee or agent’s commission (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its constituent partners, members, officers, directors, employees or representatives is responsible to the extent such liability is attributable to any inaccuracy or breach of the representations and warranties contained in Section 4.10.

7.5 Expenses. The Company and Opus shall each pay their own expenses in connection with the transactions contemplated by this Agreement.

7.6 Survival. The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by either party hereto and the closing of the transactions contemplated hereby for one year from the date of the applicable Closing.

7.7 Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by Opus without the prior written consent of the Company. Any attempt by Opus without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

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7.8 Entire Agreement. This Agreement, including the exhibits attached hereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.

7.9 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

7.10 California Corporate Securities Law. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

7.11 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

7.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

7.13 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

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7.14 Jurisdiction; Venue. With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in Wilmington, Delaware (or in the event of exclusive federal jurisdiction, the federal courts in Wilmington, Delaware).

7.15 Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

7.16 Attorney’s Fees. In the event that any suit or action is instituted to enforce any provisions in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

7.17 Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT.

7.18 Waiver of Potential Conflicts of Interest. Opus and the Company acknowledge that Wilson Sonsini Goodrich & Rosati, Professional Corporation (“WSGR”) may have represented and may currently represent Opus or its affiliates. In the course of such representation, WSGR may have come into possession of confidential information relating to Opus. Opus and the Company acknowledge that WSGR is representing only the Company in this transaction. Pursuant to Rule 3-310 of the Rules of Professional Conduct promulgated by the State Bar of California, an attorney must avoid representations in which the attorney has or had a relationship with another party interested in the representation without the informed written consent of all parties affected. By executing this Agreement, Opus and the Company hereby waive any actual or potential conflict of interest which may arise as a result of WSGR’s representation of Opus or its affiliates and WSGR’s possession of such confidential information. Each of Opus and the Company represents that it has had the opportunity to consult with independent counsel concerning the giving of this waiver.

(signature page follows)

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The parties are signing this Stock Purchase Agreement as of the date stated in the introductory clause.

JUNO THERAPEUTICS, INC. a Delaware corporation

By:
Name:
Title:

OPUS BIO, INC. a Delaware corporation

By:
Name:
Title:

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EXHIBIT D

MARKET STAND-OFF AGREEMENT

[ATTACHED]

16

LOCK-UP LETTER

                    , 2014

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC

Goldman, Sachs & Co.

as Representatives of the several Underwriters named in

Schedule I to the Underwriting Agreement referred to below

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

c/o Goldman, Sachs & Co. 200

West Street

New York, NY 10282

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and Goldman, Sachs & Co. (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Juno Therapeutics, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of shares (the “Shares”) of the common stock, par value $0.0001 per share of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending on, and including, the date that is 180 days after the effective date of the registration statement (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

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The foregoing sentence shall not apply to:

(a) transactions relating to shares of Common Stock or other securities sold or acquired in the Public Offering (other than any issuer-directed shares of Common Stock purchased in the Public Offering by an officer or director of the Company) or acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions;

(b) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock (i) by will or intestacy, (ii) by bona fide gift, (iii) to the spouse, domestic partner, parent, child or grandchild (each, an “immediate family member”) of the undersigned or to a trust formed for the benefit of one or more immediate family members, (iv) if the undersigned is a corporation, partnership or other business entity (x) to another corporation, partnership or other business entity that controls, is controlled by or is under common control with the undersigned or (y) as part of a disposition, transfer or distribution without consideration by the undersigned to its equity holders, limited partners or members or (v) if the undersigned is a trust, to a trustee or beneficiary of the trust, provided that in the case of any transfer or distribution pursuant to this clause (b), each transferee, donee or distributee shall execute and deliver to the Representatives a lock-up letter substantially in the form of this Letter Agreement, and provided, further, in the case of clauses (ii) through (v), that no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock or other public announcement shall be required or shall be voluntarily made during the Restricted Period (provided, however, that the undersigned shall be permitted to make required filings on a Schedule 13D, Form 13F or Schedule 13G under the Exchange Act, provided that any such filings shall not be made in connection with a transfer, disposition or distribution of Common Stock or any security convertible into or exercisable of exchangeable for Common Stock);

(c) the transfer of shares of Common Stock or any securities convertible into Common Stock to the Company upon a vesting event of the Company’s securities or upon the exercise of options or warrants to purchase the Company’s securities, in each case on a “cashless” or “net exercise” basis or to cover tax withholding obligations of the undersigned in connection with such vesting or exercise, provided that the underlying shares of Common Stock continue to be subject to the restrictions set forth in this Letter Agreement and, provided, further, that no filing under Section 16(a) of the Exchange Act reporting a disposition of shares of Common Stock or other public announcement shall be required or shall be made voluntarily in connection with such vesting or exercise during the Restricted Period;

(d) the exercise of options for cash to purchase shares of Common Stock granted under a stock incentive plan or stock purchase plan described in the Prospectus, or the exercise of warrants for cash to purchase shares of Common Stock described in the Prospectus and outstanding as of the date of the Prospectus, provided, that the underlying shares of Common Stock continue to be subject to the restrictions set forth in this Letter Agreement;

(e) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public

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announcement or filing under the Exchange Act regarding the establishment of such plan is required of or is voluntarily made by or on behalf of the undersigned or the Company, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period;

(f) the conversion of the outstanding preferred stock of the Company into shares of Common Stock, provided that such shares of Common Stock remain subject to the terms of this Letter Agreement;

(g) the transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to the Company, pursuant to agreements under which the Company has the option to repurchase such shares or a right of first refusal with respect to transfers of such shares;

(h) the transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock that occurs by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement; provided that (i) with respect to any transfer in connection with a divorce settlement, each transferee shall execute and deliver to the Representatives a lock-up letter substantially in the form of this Letter Agreement and (ii) to the extent a public announcement or filing under the Exchange Act regarding the transfer is required of or is voluntarily made by or on behalf of the undersigned or the Company, such announcement or filing shall include a statement to the effect that the transfer was made by operation of law and, if applicable, pursuant to a qualified domestic order or in connection with a divorce settlement, as applicable;

(i) the transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Common Stock involving a change of control of the Company (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Common Stock or such other securities in connection with any such transaction, or vote any securities in favor of any such transaction) that has been approved by the board of directors of the Company, provided that if the tender offer, merger, consolidation or other such transaction is not completed, the Common Stock owned by the undersigned shall remain subject to the restrictions contained in this Letter Agreement; or

(j) the exercise of any right with respect to, or the taking of any other action in preparation for, a registration by the Company of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, provided that no transfer of the undersigned’s Common Stock registered pursuant to the exercise of such rights under this item shall occur, and no registration statement shall be filed, during the Restricted Period.

For the purposes of clause (i), a “change of control” means the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than the Underwriters pursuant to the Public Offering), of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock if, after such transfer, the stockholders of the Company immediately prior to such transfer do not own a majority of the outstanding voting securities of the Company (or the surviving entity).

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In addition, the undersigned agrees that, subject to the exception set forth in paragraph (j) above, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the Public Offering.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

By accepting the obligations of the undersigned contained herein, each of the Representatives, on behalf of the underwriters, agrees that if the Representatives waive or terminate any of the foregoing restrictions in connection with a transfer of capital stock of the Company, with respect to any of the securities of any executive officer or director of the Company or person that held at least 1% of the Common Stock prior to the Public Offering (calculated on an as-converted, fully-diluted basis and as of the close of business on the date set forth on the final prospectus used to sell the Shares) (a “Triggering Release”), the provisions of this letter agreement shall be waived or terminated, as applicable, to the same extent and on the same terms with respect to the same pro rata percentage of securities of the undersigned as the percentage of Common Stock being released in the Triggering Release represent with respect to the securities held by the applicable executive officer, director or greater-than-1% stockholder. Notwithstanding the foregoing, no waiver or termination will constitute a Triggering Release, if (a) the aggregate fair market value of such releases to such security holders (whether in one or multiple releases) is less than or equal to $1,000,000 in the aggregate (such fair market value to be calculated using the closing or last reported sale price of the Common Stock on the date of each such release) or (b) such waiver or termination, in full or in part, is in connection with any underwritten public offering, whether or not such offering or sale is wholly or partially a secondary offering of the Common Stock during the Restricted Period (a “Follow-on Offering”); provided that the undersigned, to the extent the undersigned has a contractual right to demand or require the registration of the undersigned’s Common Stock or otherwise “piggyback” on a registration statement filed by the Company for

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the offer and sale of its Common Stock, (i) shall be offered the opportunity to participate on a pro rata basis consistent with such contractual rights in such Follow-on Offering and on pricing terms that are no less favorable than the terms of the Follow-on Offering or (ii) such contractual rights are waived pursuant to the terms thereof; and in the event the Underwriters make the determination to cut back the number of securities to be sold by stockholders in the Follow-on Offering, such cut back shall be on a basis consistent with such contractual rights.

The undersigned understands that the Company and the Underwriters are relying upon this Letter Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Letter Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

The undersigned understands that, (i) if either the Representatives, on the one hand, or the Company, on the other hand, informs the other, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (ii) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, (iii) if the registration statement related to the Public Offering has been withdrawn prior to the execution of the Underwriting Agreement or (iv) the Underwriting Agreement is not executed on or before March 31, 2015, the undersigned shall be automatically released from all obligations under this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

(Name)

(Address)

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EXHIBIT E

BENCHMARKS

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[***] CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.